SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event  reported:  December 19, 1997)

                           AMERUS LIFE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

IOWA                                    0-21459                  42-1459712
(State or Other Jurisdiction       (Commission File Number) (IRS Employer
     of Incorporation)                                      Identification No.)

699 WALNUT STREET, DES MOINES, IOWA                              50309-3948
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:    (515) 362-3600

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

INDEX                                                                 PAGE
-----                                                                 ----

ITEM 7.   Financial Statements and Exhibits
      (a) Financial Statements of Business Acquired                     2
          AmVestors Financial Corporation Unaudited Consolidated
          Financial Statements as of September 30, 1997 and for the nine months ended September 30,1 997 and 1996.

          AmVestors Financial Corporation Audited Financial            47
          Statements as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.

      (b) Pro Forma Financial Information                              95
          Unaudited Pro Forma Condensed Consolidated Financial
          Information of AmerUs Life Holdings, Inc. as of
          September 30, 1997 and for the nine months ended
          September 30, 1997 and the year ended December 31, 1996.

SIGNATURE                                                            110

EXHIBIT                                                              111

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    September 30, 1997 and December 31, 1996
                                (000's Omitted)
                                  (Unaudited)


 ASSETS                                                      1997        1996
                                                             ----        ----
 Investments:
     Debt securities:
       Bonds:
         Available-for-sale (cost: $2,773,931 and
          $2,547,658)                                     $2,850,133  $2,594,293
         Trading (cost: $33,563 and $12,198)                  34,830      12,291
                                                          ----------  ----------
                                                           2,884,963   2,606,584
                                                          ----------  ----------
     Equity securities:
       Common stock:
         Available-for-sale (cost: $1,159 and $1,396)          2,800       2,440
         Trading (Cost: $1,334 and $-0-)                       1,463           -
       Preferred stock:
         Available-for-sale (cost: $27,894 and $27,742)       31,620      30,694
         Trading (cost: $2,124 and $2,516)                     2,198       2,539
                                                           ---------   ---------
                                                              38,081      35,673
                                                           ---------   ---------
     Other long-term investments                              40,065      41,152
     Short-term investments                                      488         371
                                                           ---------   ---------
 Total investments                                         2,963,597   2,683,780
 Cash and cash equivalents                                    32,882     132,574
 Amounts receivable under reinsurance agreements             225,104     241,458
 Amounts receivable on securities settlements in process      22,344       2,395
 Accrued investment income                                    40,800      36,676
 Deferred cost of policies produced                          195,609     175,837
 Deferred cost of policies purchased                          30,806      39,865
 Goodwill                                                     11,345      11,644
 Other assets                                                 24,942      21,246
                                                          ----------  ----------
         Total assets                                     $3,547,429  $3,345,475
                                                          ==========  ==========

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    September 30, 1997 and December 31, 1996
                                (000's Omitted)
                                  (Unaudited)


 LIABILITIES AND STOCKHOLDERS' EQUITY                        1997        1996
                                                             ----        ----
 Liabilities:

     Policy liabilities:
       Future policy benefits                            $3,190,796  $3,037,005
       Other policy liabilities                              12,718       6,709
                                                         ----------  ----------
                                                          3,203,514   3,043,714
     Subordinated debentures payable                         65,000      65,000
     Amounts due on securities settlements in process         8,320      11,301
     Deferred income taxes                                   24,190      13,302
     Accrued expenses and other liabilities                  11,818       7,811
                                                         ----------  ----------
                   Total liabilities                      3,312,842   3,141,128

 Commitments and contingencies
 Stockholders' equity:
     Preferred stock, $1.00 par value, authorized -
       2,000,000 shares                                           -           -
     Common stock, no par value, authorized -
       25,000,000 shares; issued - 13,347,295
        shares in 1997 and 13,167,372 shares in 1996         16,984      16,755
     Paid in capital                                        100,374      98,678
     Unrealized investment gains (net of amortization of
     deferred cost of policies produced of $29,029 and
     $18,175 and net amortization of deferred cost of
     policies purchased of $8,463 and $5,112 and deferred
     income tax expense of $15,360 and $9,643)               28,717      17,701
     Retained earnings                                       91,248      73,949
                                                         ----------  ----------
                                                            237,323     207,083
     Less treasury stock                                       (234)       (234)
     Less leveraged employee stock ownership trust
       (LESOP)                                               (2,502)     (2,502)
                                                          ---------- ----------
      Total stockholders' equity                             234,587    204,347
                                                          ---------- ----------
       Total liabilities and stockholders' equity         $3,547,429 $3,345,475
                                                          ========== ==========

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 Nine months ended September 30, 1997 and 1996
                     (000's Omitted, except per share data)
                                  (Unaudited)

                                                            1997         1996
                                                            ----         ----
 Revenue:
     Insurance premiums and policy charges                  $ 14,314   $ 10,451
     Net investment income                                   157,544    139,704
     Net investment gains                                     11,993      4,792
     Other revenue                                             2,279      1,473
                                                             -------    -------
       Total revenue                                         186,130    156,420
                                                             -------    -------
  Benefits and expenses:
     Benefits, claims and interest credited to
          policyholder.                                      117,938    104,500
     Amortization of deferred cost of policies produced       15,536     11,467
     Amortization of deferred cost of policies purchased       5,707      3,516
     General insurance expenses                               11,976      9,084
     Premium and other taxes, licenses and fees                2,218      1,879
     Other expenses                                              164        165
                                                             -------    -------
      Total benefits and expenses                            153,539    130,611
                                                             -------    -------
  Operating earnings                                          32,591     25,809
 Interest expense                                              4,289      2,107
                                                             -------    -------
 Earnings before income tax expense and extraordinary item    28,302     23,702
 Income tax expense                                            9,906      8,414
                                                             -------    -------
 Earnings before extraordinary item                           18,396     15,288
 Extraordinary item: Loss on early extinguishment of
     debt (net of income tax benefit of $148)                      -       (269)
                                                             -------    -------
  Net Earnings                                               $18,396    $15,019
                                                             =======    =======
 Earnings per share of common stock:

     Primary:
     Net earnings                                              $1.31       $1.19
     Fully diluted:
     Net earnings                                              $1.17       $1.15
 Average shares outstanding:

     Primary                                                  14,038     12,584
     Fully diluted                                            18,113     13,755

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 Three months ended September 30, 1997 and 1996
                     (000's Omitted, except per share data)
                                  (Unaudited)

                                                             1997         1996
                                                             ----         ----
Revenue:
    Insurance premiums and policy charges                    $ 5,228    $ 4,098
    Net investment income                                     54,406     50,547
    Net investment gains                                       8,078      2,258
    Other revenue                                                718        760
                                                             -------    -------
     Total revenue                                            68,430     57,663

Benefits and expenses:
    Benefits, claims and interest credited to policyholders   41,467     37,735
    Amortization of deferred cost of policies produced         7,250      4,054
    Amortization of deferred cost of policies purchased        2,136      1,400
    General insurance expenses                                 4,426      3,548
    Premium and other taxes, licenses and fees                   594        779
    Other expenses                                                60         52
                                                             -------    -------
    Total benefits and expenses                               55,933     47,568
                                                             -------    -------
Operating earnings                                            12,497     10,095
Interest expense                                               1,426      1,373
                                                             -------    -------
Earnings before income tax expense and extraordinary item     11,071      8,722
Income tax expense                                             3,875      3,171
                                                             -------    -------
Earnings before extraordinary item                             7,196      5,551
Extraordinary item: Loss on early extinguishment of
    debt (net of income tax benefit of $123)                       -       (222)
                                                             -------    -------
Net earnings                                                 $ 7,196    $ 5,329
                                                             =======    =======
Earnings per share of common stock:
    Primary:
    Net earnings                                                $.50       $.39
    Fully diluted:
    Net earnings                                                $.45       $.36
Average shares outstanding:
    Primary                                                   14,404     13,636
    Fully diluted                                             18,200     16,939

See notes to consolidated financial statements.

                            AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (000's Omitted, except share and per share data)
                                               (Unaudited)

                                                           Unrealized
                                      Common     Paid-in  Investment Retained   Treasury
                                      Stock     Capital    Gains   Earnings      Stock   LESOP   Total
                                     -------   ------------------ --------     -------- ------   -----
Balance as of January 1,
 1996                                  12,904      64,284    45,372    54,714         -   (2,829)174,445

Net earnings                                -           -         -    20,862         -         - 20,862
Change in unrealized invest-
  ment gains                                -           -  (27,671)         -         -         -(27,671)
Cash dividends to stockholders
  ($.1425 per share on common
  stock)                                    -           -         -   (1,627)         -         - (1,627)
Issuance of common stock:
 upon acquisition of
   company                              3,464      28,865         -         -         -         - 32,329
 upon exercise of options                 387     585<F1>         -         -         -         -    972
Issuance of warrants:
  upon acquisition of company               -       5,201         -         -         -         -  5,201
Purchase of warrants                        -       (257)         -         -         -         -   (257)
Acquisition of treasury shares              -           -         -         -     (234)         -   (234)
Allocation of LESOP shares                  -           -         -         -         -       327    327
                                       ------     ------     ------    ------    -----      -----  -----
Balance as of December 31,
 1996                                  16,755      98,678    17,701    73,949     (234)   (2,502) 204,347
Net earnings                                -           -         -    18,396         -         -  18,396
Change in unrealized invest-
  ment gains                                -           -    11,016         -         -         -  11,016
Cash dividends to stockholders
  ($.0825 per share on common
  stock)                                    -           -         -   (1,097)         -         - (1,097)
Issuance of common stock:
 upon exercise of options                 229   1,696<F1>         -         -         -         -   1,925
                                       ------     -------   -------   ------    ------   -------  -------
Balance as of September 30,
1997                                  $16,984    $100,374   $28,717  $91,248     $(234)  $(2,502)$234,587
                                      =======    ========   =======  ========    ======  ======== =======

<F1> Net of income tax benefit of $548 and $242 for the period ended
         September 30, 1997 and December 31, 1996, respectively.

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (Decrease) in Cash and Cash Equivalents
                 Nine Months ended September 30, 1997 and 1996
                                (000's Omitted)
                                  (Unaudited)

                                                           1997         1996
                                                           ----         ----
Operating Activities:
 Net earnings                                          $  18,396       $15,019
 Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
   Interest credited to policyholders                    121,415      109,925
   Amortization of (discounts) premiums
    on debt securities, net                               (3,342)        (798)
   Amortization of deferred cost of policies
    produced                                              15,536       11,467
   Amortization of deferred cost of policies
     purchased                                             5,707        3,516

   Net investment (gains) losses                         (11,993)      (4,797)
   Investment trading activity                           (21,202)     (44,572)
   Accrued investment income                              (4,124)      (2,396)
   Deferred income taxes                                   5,223        3,413
   Other, net                                              2,717          802
                                                        --------     --------
   Net cash provided by operating activities             128,333       91,579
                                                        --------     --------
 Investing Activities:
  Purchases of securities:
   Available-for-sale                                   (627,786)    (631,813)
  Proceeds from sale of securities:
   Available-for-sale                                    336,290      407,285
  Proceeds from maturity or redemption:
   Available-for-sale                                     78,198      120,727
  Other long-term investments, net                         1,091        4,324
  Short-term investments, net                               (117)         219
  Capitalization of deferred cost of policies
    produced                                             (46,161)     (30,408)
  Capitalization of goodwill                                   -         (341)
  Acquisition, net of cash received                            -       (2,314)
  Construction of home office                             (4,507)      (7,691)
  Other, net                                                 198         (271)
                                                       ---------    ---------
  Net cash used in investing activities                 (262,794)    (140,283)
                                                       ---------    ---------
Financing Activities:
  Premiums received                                      442,137      317,991
  Surrender and death benefits paid                     (414,303)    (344,339)
  Surrender and risk charges collected                    12,276        8,801
  Securities settlements in process                      (22,929)       8,118
  Acquisition of treasury stock                                -         (234)
  Cash dividends to stockholders                          (1,097)      (1,333)
  Issuance of common stock                                 1,925          483
  Purchase of warrants                                         -         (257)
  Notes payable                                                -      (22,500)
  Debentures payable                                           -       65,000
  Reinsurance reimbursements                              18,486       11,510
  Other, net                                              (1,726)         619
                                                       ---------     --------
  Net cash provided by (used in)
   financing activities                                   34,769       43,859
                                                       ---------     --------
Increase (Decrease) in Cash and Cash Equivalents         (99,692)      (4,845)
Cash and Cash Equivalents:
   Beginning of year                                     132,574       48,281
                                                       ---------     --------
   End of year                                           $32,882      $43,436
                                                       =========     ========

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                Increase (Decrease) in Cash and Cash Equivalents
                 Nine months ended September 30, 1997 and 1996
                                (000's Omitted)
                                  (Unaudited)

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:             1997        1996
                                                           ----          ----
    Income tax payments (refunds)                          $3,093       $2,590
    Interest payments                                        $975         $805


NON-CASH ACTIVITIES:

Change in net unrealized investment gains
   (losses)                                          $30,938         $(80,016)

  Less: Associated (increase) reduction in
        amortization of deferred cost of policies
         Produced                                    (10,854)          22,764
        Purchased                                     (3,351)            (508)
        Deferred income tax (expense) benefit         (5,717)          20,207
                                                     -------        ---------

  Net change in net unrealized gains (losses)        $11,016         $(37,553)

  Investing activities:
   Purchase of securities:
     Available-for-sale                              $55,953               $-
   Sales of securities:
     Available-for-sale                              $55,953               $-

  Details of acquisition:
   Fair value of assets acquired                          $-         $722,388
   Liabilities assumed                                     -         (673,611)
   Common stock and warrants issued                        -          (37,531)
                                                   ---------         --------
   Cash paid                                               -           11,246
   Less: Cash acquired                                     -           (8,932)
                                                   ---------         --------
   Net cash paid for acquisition                          $-           $2,314
                                                   =========          =======

    The above represents transactions involving the exchange of one security for another. For additional information see Note 2 of Notes to Consolidated Financial Statements.

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies:
-----------------------------------------------

A.  PRINCIPLES OF CONSOLIDATION:

        The consolidated financial statements include the accounts of AmVestors and its wholly-owned subsidiaries American Investors Life Insurance Company, Inc. (American), American Investors Sales Group, Inc. (American Sales), AmVestors Acquisition Subsidiary, Inc. (AAS), successor through merger with Financial Benefit Group, Inc. (FBG), AmVestors CBO II Inc. (CBO II), AmVestors Investment Group, Inc. (AIG), Annuity International Marketing Corporation (AIMCOR), Financial Benefit Life Insurance Company (FBL), Annuity Warehouse, Inc. (AW), formerly The Insurance Mart, Inc., and Rainbow Card Pack Publication, Inc. (RBCP), (collectively the company). All significant intercompany accounts and transactions have been eliminated.

B.  ACCOUNTING PRINCIPLES AND PRACTICES:

        The accompanying unaudited consolidated financial statements have been prepared on the basis of generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants. In the opinion of the company, the consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 1997 and the results of earnings and the statements of cash flows for the nine month period s ended September 30, 1997 and 1996.

C. INVESTMENTS:

        Debt securities held-to-maturity are carried at amortized cost, except that those securities with an other than temporary impairment in value are carried at estimated net realizable value. Debt securities available-for-sale are carried at estimated market value, with any unrealized gains (losses) recorded in stockholders' equity.

        Investments are reviewed on each balance sheet date to determine if they are impaired. In determining whether an investment is impaired, the company considers whether the decline in market value at the balance sheet date is an other than temporary decline; if so, then the investment's carrying value is reduced to a new cost basis which represents estimated fair value. The decline in value is reported as a realized loss, and a recovery from the new cost basis is recognized as a realized gain only at sale.

        The estimates of fair value are based on information obtained from published financial information provided by issuers, independent sources such as broker dealers or the company's independent investment advisor. Such amounts represent an estimate of the consideration to be received in the future when the defaulted company's debt is settled through the sale of their assets or the restructuring of their debt. These estimates do not represent the discounted present value of these future considerations.

        Investments in common and preferred stock are carried at market, with unrealized gains (losses) recorded in stockholders' equity for securities available-for-sale.

        Investments in debt and equity securities which were purchased principally for the purpose of selling such securities in the near term are classified as trading securities and are carried at market, with unrealized gains (losses) included currently in the results of earnings.

        The cost of securities sold is determined on a specific identification basis.

        Other long-term investments include policy loans and mortgage loans on real estate which are carried at cost less principal payments since date of acquisition, and certain partnership investments which are accounted for using the equity method of accounting. These partnership investments are evaluated on an annual basis to determine the existence of an impairment.

D.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

        Estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Due to the fact that considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

        The carrying values and estimated fair values of the company's financial instruments as of September 30, 1997, and December 31, 1996, were as follows:

                                                    (000's Omitted)
                                          1997                       1996
                                 ---------------------    ----------------------
                                 Carrying         Fair      Carrying     Fair
                                    Value        Value       Value        Value
                                ----------      --------- ----------  ----------
Assets:
Debt securities                 $2,884,963   $2,884,963    $2,606,584 $2,606,584
Equity securities                   38,081       38,081        35,673     35,673
Other long-term investments         40,065       40,216        41,152     41,176
Short-term investments                 488          488           371        371
Cash and cash equivalents           32,882       32,882       132,574    132,574
Accounts receivable on
 securities settlements in
  process                           22,344       22,344         2,395      2,395
Accrued investment income           40,800       40,800        36,676     36,676

Liabilities:
Future policy benefits -
 investment contracts            2,954,041    2,731,858     2,767,326  2,583,902
Other policy liabilities            12,718       12,718         6,709      6,709
Subordinated debentures
 payable                            65,000       79,950        65,000     65,325
Amounts due on securities
 settlements in process              8,320        8,320        11,301     11,301
Accrued expenses and other
 liabilities                        11,818       11,818         7,811      7,811

        DEBT SECURITIES - Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

        EQUITY SECURITIES - Fair value equals the carrying value as these securities are carried at quoted market value.

        OTHER LONG-TERM INVESTMENTS - For certain homogeneous categories of mortgage loans, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. Fair value of policy loans and other long-term investments is estimated to approximate the assets' carrying value.

        SHORT-TERM INVESTMENTS AND CASH AND CASH EQUIVALENTS - The carrying amounts reported in the balance sheet approximate the assets' fair value.

        AMOUNTS RECEIVABLE ON SECURITIES SETTLEMENTS IN PROCESS - The carrying amount reported in the balance sheet approximates the fair value of this asset.

        ACCRUED INVESTMENT INCOME - The carrying amounts reported in the balance sheet for these assets approximate fair value.

        FUTURE POLICY BENEFITS FOR INVESTMENT CONTRACTS - The fair values for deferred annuities were estimated to be the amount payable on demand at the reporting date as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less any applicable surrender charges.

        OTHER POLICY LIABILITIES - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

        SUBORDINATED DEBENTURES PAYABLE - The fair value of the company's debentures is based on a dealer quote.

        AMOUNTS DUE ON SECURITIES SETTLEMENTS IN PROCESS - The carrying amount reported in the balance sheet approximates the fair value of this liability.

        ACCRUED EXPENSES AND OTHER LIABILITIES - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

        The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

E. SIGNIFICANT RISKS AND UNCERTAINTIES:

        NATURE OF OPERATIONS - The company specializes in the sale of deferred annuity products, the earnings on which are not currently taxable to the annuity owner. Any changes in tax regulations which eliminate or significantly reduce this advantage of tax deferred income would adversely impact the operations of the company. The company's products are marketed nationwide through a network of independent agents licensed in 47 states, the District of Columbia and the U.S. Virgin Islands. The company is not dependent on any one agent or agency for a substantial amount of its business. No single agent accounted for more than 2% of annuity sales in 1996, and the top twenty individual agents accounted for approximately 18% of 1996 annuity sales.

        USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

        CERTAIN SIGNIFICANT ESTIMATES - Certain costs incurred to acquire new business are deferred and amortized in relation to the incidence of expected gross profits over the expected life of the policies. Determination of expected gross profits includes management's estimate of certain elements over the life of the policies, including investment income, interest to be credited to the contract, surrenders and resultant surrender charges, deaths and in the case of life insurance, mortality charges to be collected. These estimates of expected gross profits are used as a basis for amortizing deferred costs. These estimates are periodically reviewed by management and, if actual experience indicates that the estimates should be revised, the total amortization recorded to date is adjusted by a charge or credit to earnings.

F.  DEFERRED COST OF POLICIES PRODUCED:

        The costs of acquiring new business (primarily commissions and policy expenses), which vary with and are directly related to the production of new business, have been deferred. The deferred costs related to investment-type deferred annuity contracts are amortized in relation to the incidence of expected gross profits over the expected life of the policies. For single premium life insurance, deferred policy acquisition costs are amortized over the life of the policies, but not more than 20 years for policies issued before January l, 1987, and not more than 30 years for policies issued after December 31, 1986, based on the expected gross profits for the amortization periods. The deferred costs related to traditional life contracts are amortized over the premium paying period for the related policies using the same actuarial assumptions as to interest, mortality and withdrawals as are used to calculate the reserves for future benefits.

        Estimates of the expected gross profits to be realized in future years include the anticipated yield on investments, including realized gains (losses). Deferred policy acquisition costs will be adjusted in the future based on actual investment income earned.

G.  DEFERRED COST OF POLICIES PURCHASED:

        At the date of acquisition of a company, a portion of the purchase price is allocated to the right to receive future cash flows from the existing insurance contracts. The amount allocated represents the present value of the projected future cash flows from the acquired policies. These projections take into account mortality, surrenders, operating expenses, yields on the investments held to back the policy liabilities and other factors known or expected at the valuation date based on the judgment of management.

        The deferred cost of policies purchased is amortized in relation to the incidence of expected cash flows over the expected life of the policies. If it is determined that the present value of future cash flows is insufficient to recover the deferred cost of policies purchased, its carrying value will be reduced with a corresponding charge to earnings.

H.  GOODWILL:

        Goodwill represents the excess of the amount paid to acquire a company over the fair value of the net assets acquired. This balance is amortized on a straight-line basis over a 30-year period. If it is determined through an estimate of future cash flows that the goodwill has been impaired, its carrying value will be reduced with a corresponding charge to earnings.

I.  FUTURE POLICY BENEFITS:

        Liabilities for future policy benefits under life insurance policies, other than single premium life insurance, have been computed by the net level premium method based upon estimated future policy benefits (excluding participating dividends), investment yield, mortality and withdrawals giving recognition to risk of adverse deviation. Interest rates range from 41\2% to 101\4% depending on the year of issue, with mortality and withdrawal assumptions based on company and industry experience prevailing at the time of issue.

        For single premium life insurance and single premium annuities, the future policy benefits are equal to the accumulation of the single premiums at the credited rate of interest and for single premium whole life, less any mortality charges.

J.  PARTICIPATING POLICIES:

        The company issued participating policies on which dividends are paid to policyholders as determined annually by the Board of Directors. The amount of dividends declared but undistributed is included in other liabilities. Policy benefit reserves do not include a provision for estimated future participating dividends.

K.  DEPRECIATION:

        The home office buildings are depreciated on the straight-line basis over estimated lives from 25 to 40 years. Other depreciation is provided on the straight-line basis over useful lives ranging from 1 to 10 years.

L.  INCOME TAXES:

        The company and its subsidiaries, except for FBL, prepare and file their income tax returns on a consolidated basis. Under current tax law, FBL is not eligible for inclusion in a consolidated tax return for a period of five years following the date of acquisition.

        The company provides for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the financial statements on the liability method.

M.  EARNINGS PER SHARE:

        Primary earnings per share of common stock are computed by dividing net earnings by the sum of the weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants calculated using the treasury stock method. Fully diluted earnings per share assumes the conversion of the convertible debentures outstanding with applicable reduction in interest expense related to the debentures.

N.  CONSOLIDATED STATEMENTS OF CASH FLOWS:

        For purposes of reporting cash flows, cash and cash equivalents includes cash and money market accounts and other securities with original maturities of three months or less.

O.  NEW ACCOUNTING STANDARDS:

        SFAS 125 - ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES

        Effective for transactions occurring after December 31, 1996, SFAS 125 establishes accounting and reporting standards based on the consistent application of the financial-components approach. This approach requires the recognition of financial assets and servicing assets that are controlled by the reporting entity, the derecognition of financial assets when control is surrendered, and the derecognition of liabilities when they are extinguished. Specific criteria are established for determining when control has been surrendered in the transfer of financial assets. The company does not expect the implementation of SFAS 125 to have a material effect on its consolidated financial statements.

        SFAS 127 - Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125

        Issued in December, 1996, as an amendment to SFAS 125, SFAS 127 defers the provisions of SFAS 125 as regards repurchase agreements, dollar-rolls, securities lending and similar transactions for one year. The company does not expect the implementation of SFAS 127 to have a material effect on its consolidated financial statements.

        SFAS 128 - Earnings Per Share

        Effective for interim and annual periods ending after December 15, 1997, SFAS128 specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. Basic earnings per share is computed by dividing income available for common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share reflects the dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock and shared in the income available for common stockholders. The company does not expect the implementation of SFAS 128 to have a material effect on the reported earnings per share of the company.

        SFAS 129 - Disclosure of Information about Capital Structure Effective for periods ending after December 15, 1997, SFAS129 is applicable to all entities and requires disclosure of the pertinent rights and privileges of the various securities the entity has outstanding. These disclosures shall include dividend and liquidation preferences, participation rights, call prices and dates, conversion or exercise prices or rates and pertinent dates, sinking-fund requirements, unusual voting rights and significant terms of contracts to issue additional shares. In addition, an entity is required to disclose the number of shares issued upon conversion, exercise or satisfaction of required conditions. Due to the reporting nature of SFAS129, the company does not expect the implementation to have a material effect on its consolidated financial statements.

        SFAS 130 - Reporting Comprehensive Income

        Effective for financial periods beginning after December 15, 1997, SFAS130 establishes standards for reporting of comprehensive income and its components. All items that are required to be recognized as components of comprehensive income, consisting of changes in the equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, are to be reported in a financial statement that is displayed with the same prominence as other financial statements. Due to the reporting nature of SFAS130, the company does not expect the implementation to have a material effect on its consolidated financial statements.

        SFAS 131 - Disclosures about Segments of an Enterprise and Related Information

        Effective for financial periods beginning after December 15, 1997, SFAS131 establishes standards for the reporting of information about operating segments in the financial statements of public companies. Operating segments are components of an enterprise about which separate financial information is available and evaluated on a regular basis by the chief operating decision maker in deciding how to allocate resources and assess performance. Financial information is required to be reported on the basis that it is used for the internal evaluation of segment performance and the allocation of resources to segments. Due to the reporting nature of SFAS 131, the company does not expect the implementation to have a material effect on its consolidated financial statements.

P.  RECLASSIFICATIONS:

        Certain reclassifications have been made to conform the September 30, 1996 and December 31, 1996 financial statements to the September 30, 1997 presentation.

2.  Investments:
----------------

A summary of net investment income and net investment gains (losses) follows:

                                                        (000's Omitted)
                                             For the Period Ended September 30,
                                           ----------------------------------
                                                    1997              1996
                                                    ----              ----
Net investment income:
Debt securities                                   $148,763         $135,403
Equity securities                                    1,371            1,057
Other long-term investments                          5,892            3,590
Short-term investments                               3,258            1,641
                                                  --------         --------
                                                   159,284          141,691
Less investment expenses                             1,740            1,987
                                                  --------         --------
Net investment income                             $157,544         $139,704
                                                  ========         ========
Net investment gains (losses):
 Realized investment gains (losses):
    Debt securities, available-for-sale             $4,646           $3,404
    Debt securities, trading                         1,540              360
    Equity securities, available-for-sale            4,039              707
    Equity securities, trading                         427              282
    Other                                               (1)            (122)
                                                   -------          -------
Net realized investment gains (losses)              10,651            4,631
                                                   =======          =======
 Unrealized investment gains (losses):
    Debt securities, trading                         1,173              154
    Equity securities, trading                         181                7
    Other long-term investments                        (12)               -
                                                   -------          -------
Net unrealized investment gains (losses)             1,342              161
                                                   -------           ------
Net investment gains (losses)                      $11,993           $4,792
                                                   =======           ======

         Certain limited partnership investments are included in income from other long-term investments. These funds (commonly referred to as hedge funds) are managed by outside investment advisors. The investment guidelines of these partnerships provide for a broad range of investment alternatives, including stocks, bonds, futures, options, commodities, and various other financial instruments. These investments were purchased with the strategy to achieve a yield in excess of the S&P 500 Index. The partnerships are carried at an amount equal to the company's share of the partnerships' net asset value with the current period change recorded in net investment income. In accordance with the permitted guidelines, the investments purchased by these partnerships may experience greater than normal volatility which could materially affect the company's earnings for any given period.

        The maturity of the company's debt and equity securities portfolio as of September 30, 1997 was as follows:

                                              (000's Omitted)
                                           As of September 30, 1997
                                  Available-for-Sale                Trading
                                    Estimated                       Estimated
                                    Amortized   Market     Amortized Market
                                     Cost       Value        Cost     Value
                                      ----      -----        ----     -----
 Debt securities:
 One year or less                $   40,939   $   41,222   $     -      $     -
 Two years through five years       645,303      668,332     3,016        3,172
 Six years through ten years      1,635,997    1,679,494    25,197       26,084
 Eleven years and after             451,692      461,085     5,350        5,574
                                 ----------   ----------   -------      -------
                                  2,773,931    2,850,133    33,563       34,830
Equity securities                    29,053       34,420     3,458        3,661
                                 ----------   ----------   -------      -------
                                 $2,802,984   $2,884,553   $37,021      $38,491
                                 ==========   ==========   =======      =======

          These tables include the maturities of mortgage-backed securities based on the estimated cash flows of the underlying mortgages.

        The amortized cost, estimated market value and unrealized market gains and losses of debt and equity securities as of September 30, 1997 and December 31, 1996, were as follows:

                                                 (000's Omitted)
                                                                    Estimated
                                    Amortized Unrealized Unrealized   Market
                                     Cost       Gains       Losses     Value
                                    --------- ---------  -------------------
     September 30, 1997
 Bonds available-for-sale:
  Corporate debt obligations
  Investment grade              $1,855,929      $52,937     $2,984    $1,905,882
  High-yield                       158,266        4,870        959       162,177
                                ----------      -------     ------    ----------
                                 2,014,195       57,807      3,943     2,068,059
  U.S. Treasury obligations          6,310           27         21         6,316
  Mortgage-backed securities
  Investment grade                 753,426       23,052        720       775,758
  High-yield                            --           --         --            --
                                ----------      -------     ------    ----------
Bonds available-for-sale         2,773,931       80,886      4,684     2,850,133
                                ----------      -------     ------    ----------
Bonds trading:
  Corporate debt obligations
  Investment grade                  12,263          570        130        12,703
  High-yield                        21,300          877         50        22,127
                                ----------      -------     ------    ----------
  Bonds trading                     33,563        1,447        180        34,830
                                ----------      -------     ------    ----------
   Total bonds                   2,807,494       82,333      4,864     2,884,963
Equity securities                   32,511        5,901        331        38,081
                                ----------      -------     ------    ----------
                                $2,840,005      $88,234     $5,195    $2,923,044
                                ==========      =======     ======    ==========

                                          (000's Omitted)

                                                                      Estimated
                               Amortized      Unrealized Unrealized     Market
                                   Cost          Gains     Losses       Value
                                ---------      ---------   ---------  --------
    December 31, 1996
Bonds available-for-sale:
Corporate debt obligations
Investment grade                $1,589,336      $38,980     $8,831    $1,619,485
High-yield                         129,510        3,546        821       132,235
                                ----------      -------     ------    ----------
                                 1,718,846       42,526      9,652     1,751,720
U.S. Treasury obligations           44,520          246        437        44,329
Mortgage-backed securities
Investment grade                   778,615       18,216      2,561       794,270
High-yield                           5,677           --      1,703         3,974
                                ----------      -------     ------    ----------
 Bonds available-for-sale        2,547,658       60,988     14,353     2,594,293
 Bonds trading:
Corporate debt obligations
Investment grade                     8,824           90         57         8,857
High-yield                           3,374           84         24         3,434
                                ----------      -------    -------    ----------
  Bonds trading                     12,198          174         81        12,291
                                ----------      -------    -------    ----------
Total bonds                      2,559,856       61,162     14,434     2,606,584
Equity securities                   31,654        4,430        411        35,673
                                ----------      -------    -------    ----------
                                $2,591,510      $65,592    $14,845    $2,642,257
                                ==========      =======    =======    ==========

        The preceding table includes the carrying value and estimated market value of debt securities which the company has determined to be impaired (other than temporary decline in value) as follows:

                                          (000's Omitted)
                                             Accumulated             Estimated
                                   Original     Write      Carrying   Market
                                       Cost     Downs       Value     Value
                                    ---------  -------       -----    -------
September 30, 1997                   $7,545      7,545        -              -
December 31, 1996                    $7,545      7,545        -              -

        The company defines high-yield securities as those corporate debt obligations rated below investment grade by Standard & Poor's and Moody's or, if unrated, those that meet the objective criteria developed by the company's independent investment advisory firm. Management believes that the return on high-yield securities adequately compensates the company for additional credit and liquidity risks that characterize such investments. In some cases, the ultimate collection of principal and timely receipt of interest is dependent upon the issuer attaining improved operating results, selling assets or obtaining financing.

        The amortized cost, estimated market value and unrealized market gains (losses) by type of mortgage-backed security as of September 30, 1997 and December 31, 1996 were as follows:

                                                        (000's Omitted)
                                                                       Estimated
                                          AmortizedUnrealized  Unrealized Market
                                            Cost      Gains      Losses   Value
                                          ------------------  ---------- -------
September 30, 1997
Government agency mortgage-backed securities:
Pass-throughs                                 $22         $2        $-       $24
                                          -------     ------     -----   -------
  Total government agency
     mortgage-backed securities                22          2         -        24
                                          -------     ------     -----   -------
Government sponsored enterprise
 mortgage-backed securities:
 Planned amortization classes             433,483     15,141       580   448,044
 Targeted amortization classes and
  accretion directed classes               27,259      1,092         -    28,351

 Sequential classes                         8,832        221         -     9,053
 Pass-throughs                              1,770         22        18     1,774
                                         --------    -------     -----  --------
    Total government-sponsored enterprise
      mortgage-backed securities          471,344     16,476       598   487,222
                                         --------    -------     -----   -------
Other mortgage-backed securities:
 Planned amortization classes               8,678        111         -     8,789
 Sequential classes                       227,718      4,923       122   232,519
 Pass-throughs                                  7          -         -         7
 Subordinated classes                      45,657      1,540         -    47,197
                                         --------    -------     -----  --------
    Total other mortgage-backed
     securities                           282,060      6,574       122   288,512
                                         --------    -------     -----  --------
Total mortgage-backed securities         $753,426    $23,052      $720  $775,758
                                         ========    =======     =====  ========

                                                      (000's Omitted)
                                                                 Estimated
                                            AmortizedUnrealized UnrealizedMarket
          December 31, 1996                   Cost      Gains     Losses   Value
                                            ------------------   --------- -----
Government agency mortgage-backed securities:
Pass-throughs                              $     23    $     2   $    -  $    25
                                           --------    -------   ------  -------
Total government agency
    mortgage-backed securities                   23          2        -       25
                                           --------    -------   ------  -------
Government sponsored enterprise
 mortgage-backed securities:
Planned amortization classes                488,496     13,569    1,400  500,665
Targeted amortization classes and
 accretion directed classes                  27,596        673        -   28,269
Sequential classes                            8,883        194        -    9,077
Pass-throughs                                 2,712         31        1    2,742
                                           --------    -------   ------  -------
Total government-sponsored enterprise
     mortgage-backed securities             527,687     14,467    1,401  540,753
Other mortgage-backed securities:
Planned amortization classes                 13,025        163        -   13,188
Sequential classes                          204,193      3,054    1,160  206,087
Pass-throughs                                     9          -        -        9
Subordinated classes                         39,355        530    1,703   38,182
                                           --------    -------   ------ --------
   Total other mortgage-backed securities   256,582      3,747    2,863  257,466
                                           --------    -------   ------ --------
Total mortgage-backed securities           $784,292    $18,216   $4,264 $798,244
                                           ========    =======   ====== ========

        Certain mortgage-backed securities are subject to significant prepayment risk. In periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as individuals refinance higher rate mortgages to take advantage of the lower current rates. As a result, holders of mortgage-backed securities may receive large prepayments on their investments which they are unable to reinvest at an interest rate comparable to the rate on the prepaying mortgages. Mortgage-backed pass-through securities and sequential classes, which comprised 31.6% and 27.5% of the carrying value of the company's mortgage-backed securities as of September 30, 1997 and December 31, 1996, respectively, are sensitive to this prepayment risk.

        A portion of the company's mortgage-backed securities portfolio consist of planned amortization class ("PAC"), targeted amortization class ("TAC") and accretion directed class ("AD") instruments. These securities are designed to amortize in a more predictable manner by shifting the primary risk of prepayment to investors in other tranches of the mortgage-backed security. PAC, TAC and AD securities comprised 62.3% and 67.5% of the carrying value of the company's mortgage-backed securities as of September 30, 1997 and December 31, 1996, respectively.

        As of September 30, 1997, 62.6% of the company's mortgage-backed securities were issued by either government agencies or government-sponsored enterprises, compared to 67.3% as of December 31, 1996. The credit risk associated with these securities is generally less than other mortgage-backed securities. With the exception of six issues, with a carrying value of $21,957,957 as of September 30, 1997, all of the company's investments in other mortgage-backed securities are rated A or better by Standard& Poor's or Moody's.

        The consideration received on sales of investments, carrying value and realized gains and losses on those sales were as follows:

                                                        (000's Omitted)
                                               For the Period Ended September 30
                                             -----------------------------------
                                                    1997              1996
                                                    ----              ----
Consideration received                            $524,806         $557,219
Carrying value                                     514,155          552,588
                                                  --------         --------
   Net realized investment gains (losses)          $10,651            4,631
                                                  ========         ========

Investment gains                                   $15,046          $13,262
Investment losses                                   (4,395)          (8,631)
                                                  --------          -------
  Net realized investment gains (losses)           $10,651          $ 4,631
                                                  ========          =======

        Net unrealized gains (losses) on debt securities available-for-sale, debt securities trading, equity securities available-for-sale, equity securities trading and other long-term investments changed as follows:

                                              (000's Omitted)
                                       Net Unrealized Gains (Losses)
                        -------------------------------------------------------
                          Debt                    Equity
                       Securities       Debt   Securities     Equity      Other
                       Available-    Securities Available- Securities  Long-term
                       for-Sale       Trading  for-Sale      Trading Investments
                         ---------    --------- ---------   --------------------
Balance as of
  January 1, 1996        $96,829       $  (4)     $  301       $ 10      $  -
1996 Net Change          (50,194)         97       3,695         13         -
                        --------       -----       -----        ---      ----
Balance as of
    December 31, 1996     46,635          93       3,996         23         -
1997 Net Change           29,567       1,174       1,371        180       (12)
                         -------      ------      ------       ----     -----
Balance as of
    September 30, 1997   $76,202      $1,267      $5,367       $203      $(12)
                         =======      ======      ======       ====     =====

3.  Other Assets:
-----------------

   Other assets consist of the following:

                                                          (000's Omitted)
                                                   September 30,   December 31,
                                                       1997             1996
                                                   ------------      -----------
   Property and equipment at cost:
    Home office properties
     (including land of $1,374 and 1,919)                $19,625         $17,605
    Furniture and equipment                                5,785           5,015
    Automobiles                                              212             196
                                                         -------         -------
                                                          25,622          22,816
    Less accumulated depreciation                          5,178           5,987
                                                         -------         -------
                                                          20,444          16,829
   Accounts receivable                                     1,355             593
   Other                                                   3,143           3,824
                                                         -------         -------
                                                         $24,942         $21,246
                                                         =======         =======

4. Reinsurance:
----------------

        The company reinsures portions of insurance it writes. The maximum amount of risk retained by American on any one life is $150,000, while the maximum amount of risk retained by FBL on any one life is $25,000.

        A summary of reinsurance data follows (000's Omitted):

                                                             Ceded to
     For the                                       Gross        Other       Net
 Period Ended           Descriptions              Amount      Companies   Amount
 ------------          -------------              ------      ---------  -------
September 30,
   1997            Life insurance in force         $277,193    $203,771  $73,422
                   Insurance premiums and
                   policy charges                    14,998         684   14,314

September 30,
   1996            Life insurance in force          303,309     228,696   74,613
                   Insurance premiums and
                   policy charges                    11,012         561   10,451

September 30,
    1997           Future policy benefits         3,190,796    220,306 2,970,490

 December 31,
    1996            Future policy benefits        3,037,005    238,774 2,798,231

        The company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely.

        The company had amounts receivable under reinsurance agreements of $225,104,354 and $241,458,335 as of September 30, 1997 and December 31, 1996,
respectively. Of the total amounts receivable, $134,799,345 and $140,457,353 were associated with a coinsurance agreement entered into in 1989, which ceded 90% of the risk on American's block of single premium whole life policies written prior to 1989 to Employers Reassurance Corporation (ERC). The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. Reimbursement received from ERC for amounts paid by American on the reinsured risks totaled $10,283,674 and $8,222,668 for periods ended September 30, 1997 and 1996, respectively.

        The following table identifies the components of the amounts receivable from ERC:

                                                          (000's Omitted)
                                                  September 30,     December 31,
                                                     1997               1996
                                                   -----------      ------------
Reserve for future policy benefits                  $132,541           $139,571
Reimbursement for benefit payments and
 administrative allowance                              2,258                886
                                                    --------           --------
                                                    $134,799           $140,457
                                                    ========           ========

        FBL and Philadelphia Life Insurance Company (PLI) are parties to a reinsurance agreement under which FBL ceded 100% of the risk on certain deferred annuity policies on a coinsurance basis. As of September 30, 1997 and December 31, 1996, the company had amounts receivable of $88,649,720 and $99,335,043 resulting from this agreement.

5.  Convertible Subordinated Debentures:
----------------------------------------

        The following table identifies the components of the amounts receivable from PLI:

                                                       (000's Omitted)
                                                  September 30,  December 31,
                                                     1997           1996
                                                 ------------     ----------
Reserve for future policy benefits                  $86,146        $97,602
Reimbursement for benefit payments and
 administrative allowance                             2,504          1,733
                                                    -------        -------
                                                    $88,650        $99,335
                                                    =======        =======

        On July 12, 1996, the company closed an offering of $65,000,000 par value of Convertible Subordinated Debentures. These securities were placed in Europe pursuant to Regulation S under the Securities Act of 1933. The debentures pay an annual cash yield of 3% payable semi-annually, are convertible into the company's common stock at $17.125, and mature on July 12, 2003 unless previously converted or redeemed. The debentures are redeemable, in whole or in part, at the option of the holders, on September 30, 2001, at 124.25% of their principal amount (which in essence reflects deferred interest at a compounded rate of 4.25%), plus accrued but unpaid cash interest at the coupon rate of 3%. The debentures are redeemable, at the company's option, on or after June 30, 1999, at certain specified declining redemption prices (starting at 103% of principal value) plus accrued but unpaid cash interest (at the rate of 3%) and accrued deferred interest (at a compounded rate of 4.25%). The debentures may be redeemed any time after August 15, 1996, at the company's option at their principal amount plus accrued cash interest (at the rate of 3%), but with no payment for accrued deferred interest, if the average closing price of the company's common stock equals or exceeds $23.12 for 20 consecutive trading days.

        The debentures are unsecured obligations of the company, subordinated to all existing and future senior indebtedness. Approximately $35,000,000 of the net proceeds of the offering were used to repay existing bank debt, $20,000,000 was contributed to American and the balance was used for other general corporate purposes.

        On September 24, 1997, a notice of redemption was mailed to the holders of the company's debentures. Under the terms of this redemption all $65,000,000 have been called for mandatory redemption on November 14, 1997, at the principal amount plus accrued current interest as of the redemption date.

        Prior to the close of business on November 7, 1997, the debentures may be converted into common shares at a conversion price of $17.125 per share.

6.  Credit Agreement:
---------------------

        On April 8, 1996, the company entered into a $35,000,000 credit agreement with The First National Bank of Chicago (First Chicago), Fleet National Bank (Fleet) and Boatmen's First National Bank of Kansas City (Boatmen's), as Lenders. On that same date, the company borrowed the entire $35,000,000, using the proceeds to repay existing bank debt, fund the cash portion of the acquisition of FBG and for general corporate purposes.

        On July 12, 1996, the company paid off the existing bank debt from the proceeds of the Convertible Subordinated Debentures.

7. Related Party Transactions:
------------------------------

        On April 15, 1997 the company made a loan in the amount of $66,531 to its President and General Counsel. This loan bears interest at prime and is due and payable on or before December 31, 1997.

        On April 22, 1997 the company engaged Bush-O'Donnell &Co., Inc. as a financial advisor to assist the company in its analysis and consideration of various financial alternatives, including the possible sale or merger of the company. The fees to be earned will depend on the outcome of the assignment, subject to a minimum of $25,000. In the event the company is either sold or merged, a transaction fee of $350,000 plus .4% of the amount by which the aggregate consideration exceeds $362.5 million will be paid. Mr. James V. O'Donnell, President and shareholder of Bush-O'Donnell & Co., Inc. serves as a director of the company.

        Mr. B.B. Andersen, spouse of Janis L. Andersen who serves as a director of the company, served as project manager in the construction of the company's home office complex. For his services, Mr. Andersen received $335,000 and $45,000 during the nine months ended September 30, 1997 and 1996 respectively.

8. Retirement Plans:
--------------------

        The company sponsors an Employee Stock Ownership Plan (ESOP) for all full-time employees with one year of service. Qualifying participants may contribute an amount not to exceed 10% of covered compensation. As of September 30, 1997 and December 31, 1996, the ESOP held 59,153 and 61,735 shares of AmVestors common stock. The company made no contributions to this plan during either the nine months ended September 30, 1997 or 1996.

        The company sponsors a Leveraged Employee Stock Ownership Plan (LESOP) for all full-time employees with one year of service.

        The LESOP has acquired 370,244 shares of the company's stock through the proceeds of a note payable to American. The note bears interest at 7.0% and is payable in annual installments through December 30, 2002. The note had an unpaid principal balance of $2,662,965 as of September 30, 1997, and December 31, 1996.

        Each year the company makes contributions to the LESOP which are to be used to make loan interest and principal payments. On December 31 of each year, a portion of the common stock is allocated to participating employees. Of the 410,558 shares of the company's common stock now owned by the LESOP, 196,330 shares have been allocated to the participating employees with the remaining 214,228 shares being held by American as collateral for the loan.

        On October 24, 1996, the ESOP was merged into the LESOP.

        The unallocated portion of the company's common stock owned by the LESOP has been recorded as a separate reduction of stockholders' equity. Accrued contributions to the LESOP were $262,377 and $245,214 for nine months ended September 30, 1997 and 1996, respectively.

        During 1992, the company's Board of Directors approved retirement plans for its members and members of the Board of Directors of certain of its subsidiaries. The plans provide that retired Directors shall serve as Advisory Members to the Board at a fee of $750 per meeting attended and a monthly lifetime benefit in the amount of $750 be paid to each qualified Director upon retirement. In addition, the company has agreed to continue any life insurance policies being provided as of the date of retirement.

        To qualify for this benefit, a Director must reach the age of 60 and meet years of service requirements thereafter. The plan also calls for a mandatory retirement on the date the Director's term expires following age 70. A liability in the amount of $430,953, representing the present value of future benefits, has been established. Charges (credits) to earnings related to the plans were ($406) and ($2,889) for the nine months ended September 30, 1997 and 1996, respectively.

        Effective January 1, 1993, the company adopted an Age-Weighted Money Purchase Plan for all full-time employees with one year of service. The full cost of this plan will be paid by the company with qualifying participants receiving contributions based upon their age at plan implementation and current salary. Contributions to the Age-Weighted Money Purchase Plan for the nine months ended September 30, 1997 and 1996, were $292,908 and $273,099, respectively.

        Prior to the merger with AmVestors, FBG had approved a non-contributory Employee Stock Ownership Plan (FBGESOP) and a contributory 401-k Plan for all of its employees. As of December 31, 1996, the FBG ESOP owned 313,031 shares of AmVestors common stock and 76,579 warrants to purchase AmVestors common stock. At that same date, the 401-k Plan held 15,846 shares of AmVestors common stock and 3,861 warrants to purchase AmVestors common stock. The company anticipates maintaining these as separate plans for the benefit of the former FBG employees and is working with the Internal Revenue Service to correct any qualification problems which may exist. There were no contributions to the FBG ESOP in 1997 or 1996.

9. STOCKHOLDERS' EQUITY:
------------------------

        Dividends by American and FBL to AmVestors are limited by laws applicable to insurance companies. Under Kansas law, American may pay a dividend from its surplus profits, without prior consent of the Kansas Commissioner of Insurance, if the dividend does not exceed the greater of 10% of statutory capital and surplus at the end of the preceding year or all of the statutory net gain from operations of the preceding year. As of December 31, 1996, surplus profits of American were $19,936,727 and 10% of statutory capital and surplus was $10,146,126. American is also required to maintain, on a statutory basis, paid-in capital stock and surplus (capital in excess of par value and unassigned surplus) of $400,000 each. As of September 30, 1997 and December 31, 1996, American's statutory capital and surplus was $105,115,766 and $101,461,258, respectively. The statutory net gain from operations for 1996 was $7,203,263.

        Under Florida insurance law and regulations, the aggregate dividends that FBL may pay without prior regulatory approval is limited to the greater of the sum of statutory net operating profits and net realized capital gains for the preceding calendar year (provided there is available surplus from net operating profits and net realized capital gains) or 10% of its available and accumulated statutory surplus derived from net operating profits and net realized capital gains. After payment of a dividend, FBL must have 115% of required statutory surplus.

        On December 31, 1996, FBL had accumulated statutory surplus derived from net operating profits and net realized capital gains of $25,384,976. The sum of statutory net profits and net realized capital gains for 1996 were $3,811,912. As of September 30, 1997, available surplus from net operating profits and net realized capital gains was $2,660,089. Required statutory surplus as of September 30, 1997 was $19,237,426 and actual surplus was $35,958,053.

        In connection with the original establishment of the Interest Maintenance Reserve (IMR), the Commissioner of Insurance of Kansas, the company's domiciliary state, ordered that American prepare its December 31, 1992, NAIC Annual Statement Form to equitably allocate 1992 capital gains and losses, not included in the calculation of the Asset Valuation Reserve (AVR), on other than government securities, fifty (50%) percent to surplus and fifty (50%) percent to IMR, after calculation of the AVR pursuant to the instructions provided by the NAIC. This differs from prescribed statutory accounting practices. This represented a permitted accounting practice for regulatory purposes, the effect of which was to increase statutory surplus by $8,168,000 as of December 31, 1992 ($4,844,920 as of September 30, 1997).

        In addition, American received permission from the Commissioner of Insurance of Kansas to amortize the effects of changing to Actuarial Guideline No. 33 concerning the Commissioners Annuity Reserve Valuation Method for individual annuity contracts over a three-year period beginning in 1995 rather than to record the full amount of the change of $2,176,497. The effect of this permitted accounting practice was to increase statutory surplus by $103,299 and $441,450 as of September 30, 1997 and December 31, 1996, respectively.

        On August 2, 1996, American was granted a variance from prescribed statutory accounting practices which allowed the company to contribute $20,000,000 to be used for the sole purpose of strengthening American's reserves without experiencing a decrease in Unassigned Funds (Surplus). The contribution was recorded as a contribution to a Special Surplus Fund and the resulting reserve strengthening was charged against this Special Surplus Fund. Total surplus was unaffected by this transaction.

        The company currently has two fixed stock option plans; the 1989 Nonqualified Stock Option Plan (1989 Plan), and the 1996 Incentive Stock Option Plan (1996 Plan). Options granted under the 1989 Plan have an exercise price equal to the closing price of the company's stock on the date of the original grant and none may be exercised beyond ten years from the grant date. A total of 923,820 options to acquire common stock were outstanding under the 1989 Plan as of September 30, 1997. The 1996 Plan was approved by the stockholders of the company at its Annual Meeting held on May 16, 1996 and is intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986. Options granted under the 1996 Plan have an exercise price equal to the closing price of the company's stock on the date of the original grant and none may be exercised beyond ten years from the grant date. A total of 931,064 options to acquire common stock were outstanding under the 1996 Plan as of September 30, 1997.

        Both the 1989 Plan and the 1996 Plan are administered by the Board of Directors and officers of the company and its subsidiaries. The terms of the options, including the number of shares granted, and the exercise price are subject to the sole discretion of the Board of Directors.

        A summary of the company's stock option plans as of and for the period ended September 30, 1997 and December 31, 1996 follows:

                                    1997                        1996
                             ----------------------    -------------------------
                                        Weighted                      Weighted
                                          Average                      Average
                                        Exercise                      Exercise
                          Shares          Price       Shares             Price
                          ------         --------     ------           ---------
Options outstanding,
  beginning of period    1,551,556         $11.15    839,841            $8.97
Options granted            483,247          15.63    804,500            12.96
Options exercised         (179,919)          7.78    (76,285)            6.52
Options terminated               -           -       (16,500)           10.15
                        ----------        ------- ----------           ------
Options outstanding,
  end of period          1,854,884         $12.64  1,551,556           $11.15
                        ==========        =======  =========           ======
Options exercisable,
  end of period          1,077,711           -     1,127,630             -
                        ==========                ==========
Options reserved for
  future grants,
  end of period                  -           -       483,247             -
                        ==========                ==========

        The following table summarizes information about stock options outstanding under the company's option plans as of September 30, 1997:

                                                   Weighted
                                                   Average        Weighted
     Range of                                      Remaining        Average
     Exercise                   Options          Contractual      Exercise
        Prices                 Outstanding       Life in Years       Price
       --------               -----------       --------------   ----------
   $7.03-$7.50                   143,073               .09           $7.32
   $8.75                          20,000              7.15            8.75
  $10.00-$11.25                  343,500              6.41           10.13
  $12.66-$13.50                  865,064              8.21           12.94
  $15.63                         483,247              4.57           15.63
                               ---------            ------           ------
                               1,854,884              6.29          $12.64
                               =========             =====          ======

        The following table summarizes information about stock options exercisable under the company's option plans as of September 30, 1997:

                                              Weighted
                                                Average
                      Options                 Exercise
                    Exercisable                  Price
                  ------------                --------
                      143,073                    $7.32
                       20,000                     8.75
                      343,500                    10.13
                      571,138                    12.98
                    ---------                 -------
                    1,077,711                   $11.24
                    =========                  =======

        The estimated fair value of options granted or modified in 1996 was $6.03 per share. The estimated fair value of options granted in 1997 was $4.73 per share. The company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for its option plans. Had compensation expense for the company's option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed by SFAS 123, the company's net earnings and fully diluted earnings per share for the nine month period ended September 30, 1997 and 1996 would have been reduced to the pro forma amounts indicated below:

                                               1997                 1996
                                               ----                 ----
  Net earnings (in thousands):
    As reported                               $18,396            $15,019
    Pro forma                                  17,251             14,483
  Fully diluted earnings per share:
    As reported                                  $1.17             $1.15
    Pro forma                                    $1.11             $1.06

        As SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

        The fair value of options granted in 1997 was estimated on the date of grant using a binomial options-pricing model and the following weighted average assumptions: (i) expected volatility of 23.9%, (ii) risk-free interest rate of 5.37%, (iii) dividend yield of .58%, and (iv) an expected life equal to the contractual expiration.

        The fair value of options granted in 1996 was estimated on the date of grant using a binomial options-pricing model and the following weighted average assumptions: (i) expected volatility of 29.4% (ii) risk-free interest rate of 5.14%, (iii) dividend yield of .69%, and (iv) an expected life equal to the contractual expiration.

        On March 17, 1989, the Board of Directors also adopted the 1989 Stock Appreciation Rights Plan (the SAR Plan) and the 1989 Restricted Stock Plan (the Restricted Stock Plan). The SAR Plan authorized the Board of Directors to grant stock appreciation rights to employees, officers and directors in such amounts and with such exercise prices as it shall determine. No stock appreciation rights granted under the SAR Plan may be exercised more than five years from its date of grant. The SAR Plan authorized a maximum of 125,000 shares to be issued pursuant to stock appreciation rights granted thereunder.

                                                      For the Period Ended
                                                         (000's Omitted)
                                               -------------------------------
                                                 September 30,    December 31,
                                                    1997               1996
                                                ------------       ------------
Rights outstanding, beginning of year                  -                 -
Rights granted                                         -                 -
Rights exercised                                       -                 -
Rights expired                                         -                 -
Rights canceled                                        -                 -
                                                  ------            ------
Rights outstanding, end of year                        -                 -
                                                  ======            ======
 Reserved for future grants                       35,000            35,000
                                                  ======            ======

        The company recorded no compensation expense relating to stock appreciation rights for the nine months ended September 30, 1997 and 1996, respectively.

        The Restricted Stock Plan authorizes the Board of Directors to make restricted stock awards to employees, officers and directors in such amounts as it shall determine. The stock issued pursuant to such awards is subject to restrictions on transferability for a period of five years. Such stock is subject to a five-year vesting schedule, and the company is required to repurchase all vested stock from a grantee if such grantee's employment with the company is terminated prior to the lapse of the transfer restrictions. The Restricted Stock Plan authorizes a maximum of 125,000 shares to be issued thereunder. No restricted stock awards have been granted pursuant to the Restricted Stock Plan.

        In conjunction with a previous bank borrowing, the company issued ten-year warrants to purchase a total of 170,002 shares of its common stocks as summarized in the following table:

             Warrant           Issue       Number       Exercise     Expiration
            Holder            Date         of Shares      Price          Date
           --------           ------     ----------     --------     ----------
 Morgan Guaranty            12/8/88       75,000       $ 3.9688        12/9/98
                            4/30/92       95,002       $ 6.3855         5/1/02
                                         -------
                                         170,002
                                         =======

        In conjunction with the acquisition of FBG, the company issued warrants to purchase 663,706 shares (11,747 of which were issued to subsidiaries of the company) of its common stock. In addition, 52,660 warrants to purchase common stock were issued upon the exercise of warrants previously issued by FBG by conversion. These warrants are exercisable at $16.42 per share of common stock and expire on April 2, 2002. As of September 30, 1997, 704,614 of these warrants were outstanding.

        In addition to the above, the company assumed warrants previously issued by FBG to purchase a total of 270,689 shares of its common stock. Prior to December 31, 1996, 260,305 warrants had been exercised. The remaining 10,384 warrants have exercise prices ranging from $1.346 to $3.7198.

10. Other Revenue:
-------------------

        American is party to a coinsurance agreement with Employers Reassurance Corporation (ERC) which reinsured 90% of the risk on the American's block of SPWL policies written prior to 1989. The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. These policies continue to be administered by American. In return, American receives an administrative allowance of $31.50 per policy per year. The total allowance received during the nine months ended September 30, 1997 and 1996 were $78,894 and $85,937, respectively.

        FBL and Philadelphia Life Insurance Company (PLI) are parties to a reinsurance agreement under which FBL ceded 100% of the risk on certain deferred annuity policies on a coinsurance basis. These policies continue to be administered by FBL. In return, FBL receives an administrative allowance of $25 per policy per year. The total allowance received during the nine months ended September 30, 1997 and 1996 were $67,318 and $51,944, respectively.

        In addition to the above, other revenue for the nine months ended September 30, 1997 and 1996 includes override commissions of $1,253,357 and $902,471, respectively attributable to the marketing efforts of AIMCOR and AW. The 1997 period includes $390,905 of administrative fees received by AIG from AmVestors CBO Trust I.

11. Income Taxes:
-----------------

        The provision for income taxes charged to operations was as follows:

                                                   (000's Omitted)
                                       For the nine months Ended September 30,
                                       ---------------------------------------
                                                 1997        1996
                                                 ----        ----
Current income tax expense                        $4,683    $5,001
Deferred income tax expense (benefit)              5,223     3,413
                                                  ------    ------
    Total income tax expense (benefit)            $9,906    $8,414
                                                  ======    ======

12. Acquisition:
----------------

        On September 8, 1995, the company signed a merger agreement pursuant to which it acquired all of the outstanding capital stock of FBG, a Delaware corporation, for $5.31 per share, payable in 2,722,223 shares of the company's common stock, warrants to purchase 663,706 shares of common stock and cash of approximately $10,000,000.

        FBG was an insurance holding company which owned all of the shares of FBL, a Florida domiciled insurer, which specializes in the sale and underwriting of annuity products and is admitted in 41 jurisdictions, which includes 39 states, the District of Columbia and the U.S. Virgin Islands. FBG also owned all of the shares of AIMCOR and AW, both of which specialize in the distribution and marketing of annuities.

        The merger received the approval of the shareholders of both FBG and the company, and became effective on April 8, 1996. The consolidated statements of earnings for the nine months ended September 30, 1997 and 1996 include the results of operations of FBG.

        The transaction has been accounted for using the purchase method with any resulting goodwill being amortized on a straight line basis over a period not to exceed 30 years. The opening consolidated balance sheet of the acquired entities follows:

                                                      (000's Omitted)
                                                      ---------------
  ASSETS
 Investments                                              $523,145
 Cash and cash equivalents                                   8,932
 Amounts receivable under reinsurance agreements           112,875
 Accrued investment income                                   7,373
 Deferred cost of policies purchased                        51,500
 Goodwill                                                   11,942
 Other assets                                                6,621
                                                          --------
  Total assets                                            $722,388
                                                          ========

  LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
 Policy liabilities                                       $650,865
 Notes payable                                              15,500
 Deferred income taxes                                       1,316
 Accrued expenses and other liabilities                      5,930
                                                          --------
  Total liabilities                                       $673,611
                                                          --------
 Stockholders' Equity:
 Common stock, no par value                                      -
 Paid in capital                                            48,777
                                                          --------
   Total stockholders' equity                               48,777
                                                          --------
   Total liabilities and stockholders' equity             $722,388
                                                          ========

13. Proposed Merger with AmerUs:
--------------------------------

        On September 19, 1997, the company entered into an Agreement and Plan of Merger with AmerUs Life Holdings, Inc. (AmerUs) providing for a merger whereby the company would become a wholly-owned subsidiary of AmerUs.

        The transaction provides for an exchange ratio of .6724 shares of AmerUs Class A common stock for each outstanding share of common stock of the company, provided the average closing price of the AmerUs stock for the 20-day trading period, which ends 10 trading days prior to completion of the transaction, is at least $29.75. In the event the average AmerUs stock price if less than $29.75 but greater than or equal to $27.00, the exchange ratio will be adjusted to value the company's stock at $20.00 per share.

        If the average AmerUs stock price is less than $27.00, the exchange ratio will be .7407, or the company can terminate the transaction unless AmerUs adjusts the exchange ratio to value the company's outstanding common stock at $20.00 per share.

        The merger transaction was unanimously approved by the boards of directors of both the company and AmerUs and is subject to approval by regulatory authorities and the stockholders of the company and AmerUs.

14. Commitments and Contingencies:
----------------------------------

        The company's insurance subsidiaries are subject to state guaranty association assessments in all states in which they are admitted. Generally, these associations guarantee specified amounts payable to residents of the state under policies issued by insolvent insurers. Most state laws permit assessments or some portion thereof to be credited against future premium taxes. Charges relating to the guaranty fund assessments impacted the years 1996 and 1995 by approximately $1,913,000 and $1,001,000. The company expects that further charges to income may be required in the future and will record such amounts when they become known.

15. Subsequent Event:
---------------------

        On September 24, 1997, the company mailed a Notice of Redemption to the holders of its 3% Convertible Subordinated Debentures due 2003.

        Under the terms of this redemption, all $65,000,000 principal amount of the debentures were called for mandatory cash redemption on November 14, 1997, at a redemption price of 100 percent of the principal amount together with Accrued Current Interest to the redemption date.

        As of the close of business on November 7, 1997, all $65,000,000 of the debentures had been converted, at the election of the holders thereof, into shares of the company's common stock at a conversion price of $17.125 per share, in accordance with the terms of the indenture, resulting in no cash redemption being made.

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Board of Directors and Shareholders of AmVestors Financial Corporation
Topeka, Kansas

        We have audited the accompanying consolidated balance sheets of AmVestors Financial Corporation and subsidiaries (the company) as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of AmVestors Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.





/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 28, 1997


                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                (000's Omitted)

                                                           As of December 31,
ASSETS                                                   1996          1995
                                                         ----          ----
Investments:
    Debt securities:
      Bonds:
        Available-for-sale (cost: $2,547,658 and
         $1,947,777)                                    $2,594,293  $2,044,606
        Trading (cost: $12,198 and $1,489)                  12,291       1,485
                                                        ----------  ----------
                                                         2,606,584   2,046,091
                                                        ----------  ----------

    Equity securities:
      Common stock:
        Available-for-sale (cost: $1,396 and $1,047)         2,440       1,181
      Preferred stock:
        Available-for-sale (cost: $27,742 and $7,566)       30,694       7,733
        Trading (cost: $2,516 and $619)                      2,539         629
                                                        ----------  ----------
                                                            35,673       9,543
    Other long-term investments                             41,152      39,491
    Short-term investments                                     371         436
                                                        ----------  ----------
        Total investments                                2,683,780   2,095,561

Cash and cash equivalents                                  132,574      48,281
Accounts receivable (net of allowance for uncollectible
    accounts of $840 and $739)                               1,051         454
Amounts receivable under reinsurance agreements            241,458     146,618
Amounts receivable on securities settlements in process      1,937      10,873
Accrued investment income                                   36,676      29,357
Deferred cost of policies produced                         175,837     140,476
Deferred cost of policies purchased                         39,865
Other assets                                                32,297       4,584
                                                        ----------  ----------
        Total assets                                    $3,345,475  $2,476,204
                                                        ==========  ==========

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                (000's Omitted)


                                                           As of December 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                     1996          1995
                                                         ----          ----
Liabilities:

    Policy liabilities:
      Future policy benefits                           $3,037,005  $2,259,028
      Other policy liabilities                              6,709       7,312
                                                       ----------  ----------
                                                        3,043,714   2,266,340
    Subordinated debentures payable                        65,000           -
    Notes payable                                               -       7,000
    Amounts due on securities settlements in process       11,301       1,438
    Deferred income taxes                                  13,302      22,901
    Accrued expenses and other liabilities                  7,811       4,080
                                                       ----------  ----------
                   Total liabilities                   $3,141,128  $2,301,759
                                                       ----------  ----------
 Commitments and contingencies

Stockholders' equity:
    Preferred stock, $1.00 par value, authorized -
      2,000,000 shares                                          -           -
    Common stock, no par value, authorized -
      25,000,000 shares; issued - 13,167,372
       shares in 1996 and 10,140,738 shares in 1995        16,755      12,904
    Paid in capital                                        98,678      64,284
    Unrealized investment gains (net of deferred cost of
      policies produced amortization expense of $18,175
      and $27,327 and net of deferred cost of policies
      purchased amortization expense of $5,112 and $0 and
      deferred income tax expense of $9,643 and $24,431)   17,701      45,372
    Retained earnings                                      73,949      54,714
                                                       ----------  ----------
                                                          207,083     177,274
    Less treasury stock                                      (234)          -
    Less leveraged employee stock ownership trust
      (LESOP)                                              (2,502)     (2,829)
                                                       ----------  ----------
     Total stockholders' equity                           204,347     174,445
                                                       ----------  ----------
     Total liabilities and stockholders' equity        $3,345,475  $2,476,204
                                                       ==========  ==========

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                     (000's Omitted, except per share data)


                                              For the Year Ended December 31,
                                                1996        1995        1994
                                                ----        ----        ----
Revenue:
    Insurance premiums and policy charges    $ 14,312     $  8,500    $  6,331
    Net investment income                     191,475      156,510     142,009
    Net investment gains (losses)               7,936          156         803
    Other revenue                               2,285        1,485         557
                                             --------     --------    --------
     Total revenue                            216,008      166,651     149,700

Benefits and expenses:
    Benefits, claims and interest credited
    to policyholders                          143,794      118,886     112,310
    Amortization of deferred cost of policies
   produced                                    15,241       12,365       9,026
    Amortization of deferred cost of policies
     purchased                                  6,523            -           -
    General insurance expenses                 12,627        8,370       7,587
    Premium and other taxes, licenses and
     fees                                       2,687        1,603       1,252
    Other expenses                                228          221         239
                                             --------     --------    --------
    Total benefits and expenses               181,100      141,445     130,414

Operating earnings                             34,908       25,206      19,286
Interest expense                                3,520           77           -
                                             --------     --------    --------
Earnings before income tax expense and
  extraordinary item                           31,388       25,129      19,286
Income tax expense                             10,257        8,530       5,593
                                             --------     --------    --------
Earnings before extraordinary item             21,131       16,599      13,693
Extraordinary item: Loss on early
    extinguishment of debt (net of income tax
    benefit of $148)                             (269)           -           -
                                              -------      -------     -------
Net earnings                                  $20,862      $16,599     $13,693
                                              =======      =======     =======
Earnings per share of common stock:

    Primary:
    Earnings before extraordinary item              $1.65        1.60       1.32
    Extraordinary item                               (.02)       -           -
    Net earnings                                    $1.63        1.60       1.32
    Fully diluted:
    Earnings before extraordinary item              $1.56        1.60       1.32
    Extraordinary item                               (.02)       -           -
    Net earnings                                    $1.54        1.60       1.32
Average shares outstanding:

    Primary                                     12,832      10,354      10,341
    Fully diluted                               14,697      10,404      10,341

See notes to consolidated financial statements.

           AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (000's Omitted, except share and per share data)

                                                        Unrealized
                                                        Investment
                                        Common  Paid-in   Gains    Retained Treasury
                                        Stock  Capital  (Losses)  Earnings  Stock        LESOP     Total
                                        ------  ------- --------- --------- -------     -----     -----
Balance as of
     January 1, 1994.                  $12,907   $64,612   $1,064$25,183    $   -      $(3,421) $100,345
Net earnings                                 -         -        - 13,693        -             -   13,693
Cumulative effect of adoption
  of SFAS 115                                -         -   19,613      -        -             -   19,613
Change in unrealized invest-
  ment gains (losses)                        -         - (28,490)      -        -             -  (28,490)
Remaining offering costs                     -     (135)        -      -        -             -     (135)
Redemption of stockholder
  rights plan                                -     (101)        -      -        -             -     (101)
Issuance of common stock:
 upon exercise of options                   28    143<F1>       -      -        -             -      171
Purchase of treasury stock                   -         -        -      -  (1,186)             -   (1,186)
Retirement of treasury
     stock                               (166)   (1,020)        -      -   1,186              -         -
                                      -------   -------   ------  ------  ------      --------   -------
Allocation of LESOP shares                   -         -        -      -        -          286       286

Balance December 31, 1994               12,769    63,499  (7,813) 38,876        -       (3,135)  104,196
Net earnings                                 -         -        -16,599         -             -   16,599
Change in unrealized invest-
  ment gains (losses)                        -         -   53,185      -        -             -   53,185
Cash dividends to stockholders
  ($.075 per share on common
  stock)                                     -         -        -  (761)        -             -     (761)
Issuance of common stock:
  upon exercise of options                 135    785(1)        -      -        -             -      920
                                       -------   -------   ------ -----     -----       ------  --------
Allocation of LESOP shares                   -         -        -      -        -          306       306
Balance as of December 31,
 1995                                   12,904    64,284   45,37254,714         -       (2,829)  174,445

Net earnings                                 -         -        - 20,862        -             -    20,862
Change in unrealized invest-
  ment gains (losses)                        -         - (27,671)      -        -             -  (27,671)
Cash dividends to stockholders
  ($.1425 per share on common
  stock)                                     -         -        -(1,627)        -             -   (1,627)
Issuance of common stock:
 upon acquisition of company             3,464    28,865        -      -        -             -    32,329
 upon exercise of options                  387   585<F1>        -      -        -             -       972
Issuance of warrants:
  upon acquisition of company                -     5,201        -      -        -             -     5,201
Purchase of warrants                         -     (257)        -      -        -             -     (257)
Acquisition of treasury shares               -         -        -      -    (234)             -     (234)
Allocation of LESOP shares                   -         -        -      -        -           327       327
                                       -------   -------  ------- ------   ------      --------  --------
Balance as of December 31,
 1996                                  $16,755   $98,678  $17,701$73,949   $(234)      $(2,502)  $204,347
                                       =======   =======  ==============   ======      ========  ========

<F1> Net of income tax benefit of $242, $129 and $10 for the years ended
December 31, 1996, 1995 and 1994, respectively.

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (Decrease) in Cash and Cash Equivalents

                                                         (000's Omitted)
                                                       For the Year Ended December 31,
                                                     1996      1995      1994
                                                     ----      ----      ----
Operating Activities:
    Net earnings                                  $20,862   $16,599    $13,693
    Adjustments to reconcile net earnings to net
        cash provided by (used in) operating
       activities:
      Interest credited to policyholders          145,577   121,182    114,871
      Amortization of (discounts) premiums
       on debt securities, net                         27    (1,561)    (2,347)
      Amortization of deferred cost of policies
       produced                                    15,241    12,365      9,026
      Amortization of deferred cost of policies
        purchased                                   6,523         -          -
      Net investment (gains) losses                (7,936)     (156)      (803)
      Investment trading activity                 (11,989)   (3,001)         -
      Accrued investment income                        53       (61)    (2,752)
      Deferred income taxes                         3,688     6,990        650
      Other, net                                      623     2,538     (1,829)
                                                  -------   -------    -------
     Net cash provided by operating
      activities                                  172,669   154,895    130,509
                                                  -------   -------    -------
Investing Activities:
    Purchases of securities:
     Held-to-maturity                                   -    (5,052)  (242,464)
     Available-for-sale                          (878,871) (343,322)  (332,647)
    Proceeds from sale of securities:
     Held-to-maturity                                   -         -      8,302
     Available-for-sale                           642,256   140,742    319,846
    Proceeds from maturity or redemption:
     Held-to-maturity                                   -    26,303     35,375
     Available-for-sale                           141,209    85,767     86,973
    Other long-term investments, net                4,570    19,271    (20,215)
    Short-term investments, net                        83        83      1,392
    Capitalization of deferred cost of policies
      produced                                    (41,449)  (34,775)   (25,750)
    Acquisition, net of cash received              (2,314)        -          -
    Construction of home office                   (10,516)   (1,525)         -
    Other, net                                         75      (216)      (413)
                                                ---------  --------   --------
     Net cash used in investing activities       (144,957) (112,724)  (169,601)
                                                ---------  --------   --------
Financing Activities:
    Premiums received                             446,455   357,705    267,802
    Surrender and death benefits paid            (467,304) (372,234)  (246,632)
    Surrender and risk charges collected           12,416     6,971      5,409
    Securities settlements in process              18,798    (8,804)       573
    Acquisition of treasury stock                    (234)        -          -
    Cash dividends to stockholders                 (1,627)     (761)         -
    Issuance of common stock                          730       791        161
    Purchase of warrants                             (257)        -          -
    Notes payable                                 (22,500)    7,000          -
    Subordinated debentures payable                65,000         -          -
    Other, net                                      5,104     4,821        618
                                                 --------   -------   --------
     Net cash provided by (used in)
     financing activities                          56,581    (4,511)    27,931
                                                 --------   -------   --------
 Increase (Decrease) in Cash and Cash
     Equivalents                                   84,293    37,660    (11,161)
Cash and Cash Equivalents:
    Beginning of year                              48,281    10,621     21,782
                                                 --------   -------    -------
    End of year                                  $132,574   $48,281    $10,621
                                                 ========   =======    =======

See notes to consolidated financial statements.

                AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                Increase (Decrease) in Cash and Cash Equivalents


                                                         (000's Omitted)
                                                       For the Year Ended December 31,
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:      1996      1995       1994
                                                     ----      ----       ----
    Income tax payments (refunds)                   $4,158  $(1,507)     $6,150
    Interest payments                               $1,428      $43          $-

NON-CASH ACTIVITIES:

    Change in net unrealized investment gains
     (losses)                                     (46,498)  111,035    (56,823)

    Less: Associated (increase) reduction in
          amortization of deferred cost of policies
           Produced                                 9,152   (30,803)    16,221
          Purchased                                (5,112)        -          -

          Deferred income tax (expense) benefit    14,787   (27,047)    13,177
                                                  -------   -------   --------
    Net change in net unrealized gains (losses)  $(27,671)  $53,185   $(27,425)
                                                 ========   =======   ========
    Details of acquisition:
     Fair value of assets acquired               $722,388        $-         $-
     Liabilities assumed                         (673,611)        -          -
     Common stock and warrants issued             (37,531)        -          -
                                                ---------   -------   --------
     Cash paid                                     11,246         -          -
     Less: Cash acquired                           (8,932)        -          -
                                                ---------   -------   --------
     Net cash paid for acquisition                 $2,314        $-         $-
                                                =========   =======   ========
   Investing activities:
     Purchase of securities:
       Available-for-sale                         $56,473        $-         $-
     Sales of securities:
       Available-for-sale                         $56,473        $-         $-

    The above represents transactions involving the exchange of one security for another. For additional information see Note 2 of Notes to Consolidated Financial Statements.

See notes to consolidated financial statements.

AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 1996, 1995 and 1994

1.  Summary of Significant Accounting Policies:
-----------------------------------------------

A.  PRINCIPLES OF CONSOLIDATION:

        The consolidated financial statements include the accounts of AmVestors and its wholly-owned subsidiaries American Investors Life Insurance Company, Inc.(American), American Investors Sales Group, Inc. (American Sales), AmVestors Acquisition Subsidiary, Inc. (AAS), successor through merger with Financial Benefit Group, Inc. (FBG), AmVestors CBO II, Inc. (CBO II), AmVestors Investment Group, Inc. (AIG), Annuity International Marketing Corporation (AIMCOR), Financial Benefit Life Insurance Company (FBL), The Insurance Mart, Inc. (TIM), and Rainbow Card Pack Publication, Inc. (RBCP), (collectively the company). All significant intercompany accounts and transactions have been eliminated.

B.  INVESTMENTS:

        Debt securities held-to-maturity are carried at amortized cost, except that those securities with an other than temporary impairment in value, are carried at estimated net realizable value. Debt securities available-for-sale are carried at estimated market value, with any unrealized gains (losses) recorded in stockholders' equity.

        Investments are reviewed on each balance sheet date to determine if they are impaired. In determining whether an investment is impaired, the company considers whether the decline in market value at the balance sheet date is an other than temporary decline; if so, then the investment's carrying value is reduced to a new cost basis which represents estimated net realizable value. The decline in value is reported as a realized loss, and a recovery from the new cost basis is recognized as a realized gain only at sale.

        The estimates of net realizable value are based on information obtained from published financial information provided by issuers, independent sources such as broker dealers or the company's independent investment advisor. Such amounts represent an estimate of the consideration to be received in the future when the defaulted company's debt is settled through the sale of their assets or the restructuring of their debt. These estimates do not represent the discounted present value of these future considerations.

        Investments in common and preferred stock are carried at market, with unrealized gains (losses) recorded in stockholders' equity for securities available-for-sale.

        Investments in debt and equity securities which were purchased principally for the purpose of selling such securities in the near term are classified as trading securities and are carried at market. Unrealized gains (losses) are included currently in the results of earnings.

        The cost of securities sold is determined on a specific identification basis.

        Other long-term investments include policy loans and mortgage loans on real estate which are carried at cost less principal payments since date of acquisition, and certain partnership investments which are carried at an amount equal to the company's share of the partner's estimated market value with any unrealized gains or (losses) recorded in net investment income.

C.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

        Estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Due to the fact that considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

        The carrying values and estimated fair values of the company's financial instruments as of December 31, 1996, and December 31, 1995, were as follows:

                                                   (000's Omitted)
                                           1996               1995
                                    Carrying    Fair    Carrying    Fair
                                     Value      Value     Value     Value
                                    --------   -----      -------   ------
    Assets:
       Debt securities             $2,606,584 $2,606,584    $2,046,091$2,046,091
       Equity securities               35,673     35,673         9,543     9,543
       Other long-term investments     41,152     41,176        39,491    39,546
       Short-term investments             371        371           436       436
       Cash and cash equivalents      132,574    132,574        48,281    48,281
       Accounts receivable on
        securities settlements in
        process                         1,937      1,937        10,873    10,873
       Accounts receivable and
        accrued investment income      37,727     37,727        29,811    29,811

    Liabilities:
       Future policy benefits -
        investment contracts        2,767,326  2,583,902     2,022,653 1,900,895
       Other policy liabilities         6,709      6,709         7,312     7,312
       Subordinated debentures
        payable                        65,000     65,325             -         -
       Notes payable                        -          -         7,000     7,000
       Amounts due on securities
        settlements in process         11,301     11,301         1,438     1,438
       Accrued expenses and other
        liabilities                     7,811      7,811         4,080     4,080

        DEBT SECURITIES - Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

        EQUITY SECURITIES - Fair value equals the carrying value as these securities are carried at quoted market value.

        OTHER LONG-TERM INVESTMENTS - For certain homogeneous categories of mortgage loans, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. Fair value of policy loans and other long-term investments is estimated to approximate the assets' carrying value.

        SHORT-TERM INVESTMENTS AND CASH AND CASH EQUIVALENTS - The carrying amounts reported in the balance sheet approximate the assets' fair value.

        AMOUNTS RECEIVABLE ON SECURITIES SETTLEMENTS IN PROCESS - The carrying amount reported in the balance sheet approximates the fair value of this asset.

        ACCOUNTS RECEIVABLE AND ACCRUED INVESTMENT INCOME - The carrying amounts reported in the balance sheet for these assets approximate fair value.

        FUTURE POLICY BENEFITS FOR INVESTMENT CONTRACTS - The fair values for deferred annuities were estimated to be the amount payable on demand at the reporting date as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less any applicable surrender charges.

        OTHER POLICY LIABILITIES - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

        SUBORDINATED DEBENTURES PAYABLE - The fair value of the company's debentures is based on a dealer quote.

        NOTES PAYABLE - The fair value of the company's note payable has been estimated to be an amount equal to the balance reported in the balance sheet.

        AMOUNTS DUE ON SECURITIES SETTLEMENTS IN PROCESS - The carrying amount reported in the balance sheet approximates the fair value of this liability.

        ACCRUED EXPENSES AND OTHER LIABILITIES - The carrying amount reported in the balance sheet approximates the fair value of these liabilities.

        The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

D. SIGNIFICANT RISKS AND UNCERTAINTIES:

        NATURE OF OPERATIONS - The company specializes in the sale of deferred annuity products, the earnings on which are not currently taxable to the annuity owner. Any changes in tax regulations which eliminate or significantly reduce this advantage of tax deferred income would adversely impact the operations of the company. The company's products are marketed nationwide through a network of independent agents licensed in 47 states, the District of Columbia and the U.S. Virgin Islands. The company is not dependent on any one agent or agency for a substantial amount of its business. No single agent accounted for more than 2% of annuity sales in 1996, and the top twenty individual agents accounted for approximately 18% of 1996 annuity sales.

        USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

        CERTAIN SIGNIFICANT ESTIMATES - Certain costs incurred to acquire new business are deferred and amortized in relation to the incidence of expected gross profits over the expected life of the policies. Determination of expected gross profits includes management's estimate of certain elements over the life of the policies, including investment income, interest to be credited to the contract, surrenders and resultant surrender charges, deaths and in the case of life insurance, mortality charges to be collected. These estimates of expected gross profits are used as a basis for amortizing deferred costs. These estimates are periodically reviewed by management and, if actual experience indicates that the estimates should be revised, the total amortization recorded to date is adjusted by a charge or credit to earnings.

E.  DEFERRED COST OF POLICIES PRODUCED:

        The costs of acquiring new business (primarily commissions and policy expenses), which vary with and are directly related to the production of new business, have been deferred. The deferred costs related to investment-type deferred annuity contracts are amortized in relation to the incidence of expected gross profits over the expected life of the policies. For single premium life insurance, deferred policy acquisition costs are amortized over the life of the policies, but not more than 20 years for policies issued before January l, 1987, and not more than 30 years for policies issued after December 31, 1986, based on the expected gross profits for the amortization periods. The deferred costs related to traditional life contracts are amortized over the premium paying period for the related policies using the same actuarial assumptions as to interest, mortality and withdrawals as are used to calculate the reserves for future benefits.

        Net investment gains realized in 1996, 1995 and 1994 resulted in the company experiencing investment margins greater than those estimated. As a result, $3,691,731, $3,902 and $203,940 of the unamortized balance of deferred policy acquisition costs were expensed in 1996, 1995 and 1994, respectively. The amount charged off is based on actual gross profits earned to date in relation to total gross profits expected to be earned over the life of the related contracts.

        Estimates of the expected gross profits to be realized in future years include the anticipated yield on investments. Deferred policy acquisition costs will be adjusted in the future based on actual investment income earned.

F.  DEFERRED COST OF POLICIES PURCHASED:

        At the date of acquisition of a company, a portion of the purchase price is allocated to the right to receive future cash flows from the existing insurance contracts. The amount allocated represents the present value of the projected future cash flows from the acquired policies. These projections take into account mortality, surrenders, operating expenses, investment yields on the investments held to back the policy liabilities and other factors known or expected at the valuation date based on the judgment of management.

        The deferred cost of policies purchased is amortized in relation to the incidence of expected cash flows over the expected life of the policies. If it is determined that the present value of future cash flows is insufficient to recover the deferred cost of policies purchased, its carrying value will be reduced with a corresponding charge to earnings.

G.  GOODWILL:

        Goodwill represents the excess of the amount paid to acquire a company over the fair value of the net assets acquired. This balance is amortized on a straight-line basis over a 30-year period. If it is determined through an estimate of future cash flows that the goodwill has been impaired, its carrying value will be reduced with a corresponding charge to earnings.

H.  FUTURE POLICY BENEFITS:

        Liabilities for future policy benefits under life insurance policies, other than single premium life insurance, have been computed by the net level premium method based upon estimated future policy benefits (excluding participating dividends), investment yield, mortality and withdrawals giving recognition to risk of adverse deviation. Interest rates range from 41\2% to 101\4% depending on the year of issue, with mortality and withdrawal assumptions based on company and industry experience prevailing at the time of issue.

        For single premium life insurance and single premium annuities, the future policy benefits are equal to the accumulation of the single premiums at the credited rate of interest and for single premium whole life, less any mortality charges.

I.  PARTICIPATING POLICIES:

        The company issued participating policies on which dividends are paid to policyholders as determined annually by the Board of Directors. The amount of dividends declared but undistributed is included in other liabilities. Policy benefit reserves do not include a provision for estimated future participating dividends.

J.  DEPRECIATION:

        The home office buildings are depreciated on the straight-line basis over estimated lives of 40 years. Other depreciation is provided on the straight-line basis over useful lives ranging from 5 to 8 years.

K.  INCOME TAXES:

        The company and its subsidiaries prepare and file their income tax returns on a consolidated basis.

        The company provides for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the financial statements on the liability method.

L.  EARNINGS PER SHARE:

        Primary earnings per share of common stock are computed by dividing net earnings by the sum of the weighted average number of shares outstanding during the period plus dilutive common stock equivalents applicable to stock options and warrants calculated using the treasury stock method. Fully diluted earnings per share assumes the conversion of the convertible debentures outstanding with applicable reduction in interest expense related to the debentures.

M.  CONSOLIDATED STATEMENTS OF CASH FLOWS:

        For purposes of reporting cash flows, cash and cash equivalents includes cash and money market accounts and other securities with original maturities of three months or less.

N.  NEW ACCOUNTING STANDARDS:

        Effective January 1, 1996, the company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long Lived Assets." This statement establishes accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets. The adoption did not have a material affect on its consolidated financial statements.

        Effective January 1, 1996, the company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." This statement requires increased disclosure of compensation expense arising from stock compensation plans. The Statement encourages rather than requires companies to adopt a new method of accounting that accounts for stock compensation awards based on their estimated fair value at the date they are granted. Companies are permitted to continue accounting under APB Opinion No. 25 which requires compensation cost be recognized based on the difference, if any, between the quoted market price of the stock on the date of grant and the amount an employee must pay to acquire the stock. The company has elected to continue to apply APB Opinion No. 25 in its consolidated financial statements and has disclosed pro forma net income and earnings per share in Note 8 of Notes to Consolidated Financial Statements, determined as if the new method were applied.

        Effective for transfer and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" establishes accounting and reporting standards based on the consistent application of the financial-components approach. This approach requires the recognition of financial assets and servicing assets that are controlled by the reporting entity, the derecognition of financial assets when control is surrendered, and the derecognition of liabilities when they are extinguished. Specific criteria are established for determining when control has been surrendered in the transfer of financial assets. The company does not expect the implementation of this Statement to have a material effect on its consolidated financial statements.

O.  RECLASSIFICATIONS:

        Certain reclassifications have been made to conform prior years' financial statements to the December 31, 1996 presentation.

2. Investments:
---------------

A summary of net investment income and net investment gains (losses) follows:

                                                        (000's Omitted)
                                               For the Year Ended December 31,
                                                 1996         1995       1994
                                                 ----         ----       ----
Net investment income:
Debt securities                                $184,758      $148,040  $142,469
Equity securities                                 1,496         1,158        50
Other long-term investments                       5,271         8,032       486
Short-term investments                            2,599         1,612       830
                                               --------      --------  --------
                                                194,124       158,842   143,835
Less investment expenses                          2,649         2,332     1,826
                                               --------      --------  --------
Net investment income                          $191,475      $156,510  $142,009
                                               ========      ========  ========
Net investment gains (losses):
 Realized investment gains (losses):
    Debt securities, available-for-sale          $6,526      $ (1,141)  $  (465)
    Debt securities, held-to-maturity                 -           303       (56)
    Debt securities, trading                        193            72         -
    Equity securities, available-for-sale           995           644     1,323
    Equity securities, trading                      502          (960)        -
    Other                                          (390)        1,232         1
                                                 ------       -------    ------
Net realized investment gains (losses)            7,826           150       803
                                                 ------       -------    ------
 Unrealized investment gains (losses):
    Debt securities, trading                         97            (4)        -
    Equity securities, trading                       13            10         -
                                                 ------       -------     -----
Net unrealized investment gains (losses)            110             6         -
                                                 ------       -------     -----
Net investment gains (losses)                    $7,936          $156      $803
                                                 ======          ====      ====

        Certain limited partnership investments are included in income from other long-term investments. These funds (commonly referred to as hedge funds) are managed by outside investment advisors. The investment guidelines of these partnerships provide for a broad range of investment alternatives, including stocks, bonds, futures, options, commodities, and various other financial instruments. These investments were purchased with the strategy to achieve a yield in excess of the S&P 500 Index. The partnerships are carried at an amount equal to the company's share of the partnerships' estimated market value with related unrealized gains and losses recorded in net investment income. In accordance with the permitted guidelines, the investments purchased by these partnerships may experience greater than normal volatility which could materially affect the company's earnings for any given period.

        The maturity of the company's debt and equity securities portfolio as of December 31, 1996 was as follows:

                                                 (000's Omitted)
                                             As of December 31, 1996
                                  ----------------------------------------------
                                   Available-for-Sale         Trading Estimated
                                     Amortized    Market     Amortized  Market
                                        Cost      Value         Cost     Value
                                      --------    ------      --------  ------
Debt securities:
 One year or less                   $   46,575     $ 46,891      $    -   $    -
 Two years through five years          520,055      534,620       2,142    2,118
 Six years through ten years         1,431,006    1,457,212       8,476    8,594
 Eleven years and after                550,022      555,570       1,580    1,579
                                    ----------   ----------     -------   ------
                                     2,547,658    2,594,293      12,198   12,291

Equity securities                       29,138       33,134       2,516    2,539
                                    ----------   ----------     -------  -------
                                    $2,576,796   $2,627,427     $14,714  $14,830
                                    ==========   ==========     =======  =======

        These tables include the maturities of mortgage-backed securities based on the estimated cash flows of the underlying mortgages.

        The amortized cost, estimated market value and unrealized market gains and losses of debt and equity securities as of December 31, 1996 and 1995, were as follows:

                                                (000's Omitted)
                                                              Estimated
                                   Amortized     Unrealized  Unrealized   Market
                                      Cost           Gains    Losses       Value
                                   ---------       ---------  ---------  -------
     December 31, 1996

Bonds available-for-sale:
  Corporate debt obligations
  Investment grade                 $1,589,336    $38,980      $8,831  $1,619,485
  High-yield                          129,510      3,546         821     132,235
                                   ----------    -------      ------   ---------
                                    1,718,846     42,526       9,652   1,751,720
  U.S. Treasury obligations            44,520        246         437      44,329
Mortgage-backed securities
  Investment grade                    778,615     18,216       2,561     794,270
  High-yield                            5,677          -       1,703       3,974
                                   ----------    -------     -------  ----------
   Bonds available-for-sale        $2,547,658    $60,988     $14,353  $2,594,293
                                   ----------    -------     -------  ----------
Bonds trading:
  Corporate debt obligations
  Investment grade                 $    8,824    $    90     $    57  $    8,857
  High-yield                            3,374         84          24       3,434
                                   ----------    -------     -------  ----------
   Bonds trading                       12,198        174          81      12,291
                                   ----------    -------     -------  ----------
  Total bonds                       2,559,856     61,162      14,434   2,606,584
Equity securities                      31,654      4,430         411      35,673
                                   ----------    -------     -------   ---------
                                   $2,591,510    $65,592     $14,845  $2,642,257
                                   ==========    =======     =======   =========

                                                     (000's Omitted)
                                                        Estimated
                                   AmortizedUnrealized Unrealized   Market
                                     Costs      Gains     Losses     Value
                                    --------  --------- ---------   -----
    December 31, 1995

Bonds available-for-sale:
  Corporate debt obligations
  Investment grade                 $1,076,873   $63,321    $  724  $1,139,470
  High-yield                          147,878     5,468     1,810     151,536
                                   ----------   -------    ------  ----------
                                    1,224,751    68,789     2,534   1,291,006
  U.S. Treasury obligations            51,743       942        21      52,664
  Mortgage-backed securities
  Investment grade                    661,652    32,062         1     693,713
  High-Yield                            9,631         -     2,408       7,223
                                   ----------  --------    ------  ----------
  Bonds available-for-sale         $1,947,777  $101,793    $4,964  $2,044,606
                                   ----------  --------    ------  ----------
Bonds trading:
  Corporate debt obligations
  Investment grade                        458         -         7         451
  High-yield                            1,031         5         2       1,034
                                   ----------   -------    ------   ---------

   Bonds trading                        1,489         5         9       1,485
                                   ----------  --------    ------  ----------
   Total bonds                      1,949,266   101,798     4,973   2,046,091
  Equity securities                     9,232       614       303       9,543
                                   ----------  --------    ------  ----------
                                   $1,958,498  $102,412    $5,276  $2,055,634
                                   ==========  ========    ======  ==========

         The preceding table includes the carrying value and estimated market value of debt securities which the company has determined to be impaired (other than temporary decline in value) as follows:

                                                (000's Omitted)
                                          Accumulated                  Estimated
                               Original      Write        Carrying     Market
                                 Cost        Downs         Value         Value
                               -------    ----------     --------     ---------
December 31, 1996              $7,545       $7,545               -         -
December 31, 1995              $7,545       $7,545               -         -

        The company defines high-yield securities as those corporate debt obligations rated below investment grade by Standard & Poor's and Moody's or, if unrated, those that meet the objective criteria developed by the company's independent investment advisory firm. Management believes that the return on high-yield securities adequately compensates the company for additional credit and liquidity risks that characterize such investments. In some cases, the ultimate collection of principal and timely receipt of interest is dependent upon the issuer attaining improved operating results, selling assets or obtaining financing.

        The amortized cost, estimated market value and unrealized market gains (losses) by type of mortgage-backed security as of December 31, 1996 and 1995 were as follows:

                                                           (000's Omitted)
                                                             Estimated
                                           AmortizedUnrealized Unrealized Market
December 31, 1996                               Cost    Gains   Losses     Value
                                               ------ --------  --------   -----
Government agency mortgage-backed securities:
Planned amortization classes and accretion
  directed classes                              $23        $2        $-      $25
                                            -------    ------    ------  -------
Total government agency
  mortgage-backed securities                     23         2         -       25
                                            -------    ------    ------  -------
Government sponsored enterprise
  mortgage-backed securities:
Planned amortization classes                488,496    13,569     1,400  500,665
Targeted amortization classes and
  accretion directed classes                 27,596       673         -   28,269

Sequential classes                            8,883       194         -    9,077
Pass-throughs                                 2,712        31         1    2,742
                                           --------    ------    ------  -------
Total government-sponsored enterprise
  mortgage-backed securities                527,687    14,467     1,401  540,753
                                           --------    ------    ------  -------
Other mortgage-backed securities:
Planned amortization classes                 13,025       163         -   13,188
Sequential classes                          204,193     3,054     1,160  206,087
Pass-throughs                                     9         -         -        9
Subordinated classes                         39,355       530     1,703   38,182
                                           --------    ------    ------  -------
Total other mortgage-backed securities      256,582     3,747     2,863  257,466
                                           --------   -------    ------ --------
Total mortgage-backed securities           $784,292   $18,216    $4,264 $798,244
                                           ========   =======    ====== ========



                                                       (000's Omitted)
                                                              Estimated
                                      Amortized   Unrealized  Unrealized  Market
December 31, 1995                        Cost       Gains      Losses      Value
                                      ---------   ---------    ---------- -------
Government agency mortgage-backed
   securities:
     Planned amortization classes
and accretion
   directed classes                     $71,164     $1,823          $-   $72,987
     Targeted amortization classes
         and accretion directed classes   7,833        360           -     8,193
     Pass-throughs                           32          3           -        35
                                        -------     ------       -----   -------
     Total government agency
        mortgage-backed securities       79,029      2,186           -    81,215
                                        -------     ------       -----   -------
Government sponsored enterprise
 mortgage-backed securities:
     Planned amortization classes       403,359     23,750           -   427,109
     Sequential classes                  19,546      1,405           -    20,951
     Pass-throughs                        3,258         21           -     3,279
                                       --------     ------       -----   -------
     Total government sponsored
        enterprise
        mortgage-backed securities      426,163     25,176           -   451,339
                                       --------     ------       -----   -------
Other mortgage-backed securities:
     Planned amortization classes        18,574        172           -    18,746
     Sequential classes                 134,245      4,484           1   138,728
     Pass-throughs                           11          -           -        11
     Subordinated classes                13,261         44       2,408    10,897
                                       --------    -------      ------  --------
     Total other mortgage-
        backed securities               166,091      4,700       2,409   168,382
                                       --------    -------      ------  --------
Total mortgage-backed securities       $671,283    $32,062      $2,409  $700,936
                                       ========    =======      ======  ========

        Certain mortgage-backed securities are subject to significant prepayment risk. In periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as individuals refinance higher rate mortgages to take advantage of the lower current rates. As a result, holders of mortgage-backed securities may receive large prepayments on their investments which they are unable to reinvest at an interest rate comparable to the rate on the prepaying mortgages. Mortgage-backed pass-through securities and sequential classes, which comprised 27.5% and 23.4% of the carrying value of the company's mortgage-backed securities as of December 31, 1996 and 1995, respectively, are sensitive to this prepayment risk.

        A portion of the company's mortgage-backed securities portfolio consists of planned amortization class ("PAC"), targeted amortization class ("TAC") and accretion directed class ("AD") instruments. These securities are designed to amortize in a more predictable manner by shifting the primary risk of prepayment to investors in other tranches (support classes) of the mortgage-backed security. PAC, TAC and AD securities comprised 67.5% and 74.6% of the carrying value of the company's mortgage-backed securities as of December 31, 1996 and 1995, respectively.

        As of December 31, 1996, 67.3% of the company's mortgage-backed securities were issued by either government agencies or government-sponsored enterprises, compared to 75.3% as of December 31, 1995. The credit risk associated with these securities is generally less than other mortgage-backed securities. With the exception of seven issues, with a carrying value of $26,799,287 as of December 31, 1996, all of the company's investments in other mortgage-backed securities are rated A or better by Standard& Poor's or Moody's.

        The following investments held as of December 31, 1996, exceeded ten percent of stockholders' equity:

                                                        (000's Omitted)
                                                        As of December 31,
                                         Amortized Estimated Amortized Estimated
                                           Value     Market     Value   Market
                                         --------  -------   --------- ---------
10% of Stockholders' Equity                $20,435   $        $17,444   $
Bonds:
Columbia/HCA Healthcare Corp,
 various interest rates and due
 dates through 2005                         24,164    24,993
FNMA94 83 B, 7.5%, due 7-2003                                   19,197    20,598
Goldman Sachs Group, various
 interest rates and due dates
 through 2003                               21,093    21,098
LA County Pension Oblig, various
 interest rates and due dates
 through 2005                                    -         -    18,633    20,675
Quebec Province CDA, various
 interest rates and due dates
 through 2007                               24,821    25,737    20,199    21,923
Racers 1996 C12-7, 0%,
 due 01-2009                                48,142    47,911         -         -

        The amounts shown as "estimated market" are primarily based on quotations obtained from independent sources such as broker dealers who make markets in similar securities. Unless representative trades of securities actually occur at the balance sheet date, these quotes are generally estimates of market value based on an evaluation of appropriate factors such as institution-size trading in similar securities, yield, credit quality, coupon rate, maturity, type of issue and other market data. Losses are recognized in the period they occur based upon specific review of the securities portfolio and other factors.

        On December 5, 1996, the company through its subsidiaries American, FBL and CBO II completed the formation of a Collateralized Bond Obligation (CBO). The transaction involved the formation of a CBO Trust which borrowed $159,500,800 from foreign investors at a rate equal to the London Inter Bank Offering Rate (LIBOR) plus .5%. The proceeds of this offering were used to purchase $171,044,460 of below investment grade bonds, $158,640,651 from American, $5,963,809 from FBL and $6,440,000 from a brokerage firm. At the same time, American, FBL and CBO II purchased $42,522,242 of trust certificates from the CBO Trust for cash totaling $12,345,266 and below investment grade bonds totaling $30,176,976. Certain of the trust certificates received by American and FBL were not rated investment grade. These certificates, which had a book value of $25,789,580 were transferred along with cash totaling $22,352,117 into a Trust on December 31, 1996. The Trust used the cash to purchase Zero Coupon U.S. Treasury securities. The CBO certificates along with the U.S. Treasury securities were then used as collateral for the issuance of the $48,141,697 of the Racers 1996 C12-7 reflected in the above table.

        The consideration received on sales of investments, carrying value and realized gains and losses on those sales were as follows:

                                                    (000's Omitted)
                                              For the Year Ended December 31,
                                             1996         1995       1994
                                             ----         ----       ----
Consideration received                   $1,007,456   $329,295     $462,138
Carrying value                              999,630    329,145      461,335
                                         ----------   --------     --------
  Net realized investment gains (losses)     $7,826       $150         $803
                                         ==========   ========     ========
Investment gains                           $ 20,981    $ 4,138      $ 4,268
Investment losses                           (13,155)    (3,988)      (3,465)
                                         ----------   --------     --------
  Net realized investment gains (losses)     $7,826       $150         $803
                                          =========    =======     ========

        During 1995, the company transferred bonds of four issuers from held-to-maturity to available-for-sale based upon a significant deterioration in the issuers' creditworthiness. The book value of these bonds at the time of transfer was $16,128,888. Included in the above table are 1995 losses of $2,151,154 on the sale of bonds of four issuers which the company had transferred from held-to-maturity to available-for-sale.

        The 1994 amounts include bonds of one issuer which the company had classified as held-to-maturity, the sale of which resulted in a loss of $205,526. The decision to sell these bonds was based upon a significant deterioration in the issuers' creditworthiness. The book value of these bonds at the time of sale was $8,507,732.

        Net unrealized gains (losses) on debt securities held-to-maturity, debt securities available-for-sale, debt securities trading, equity securities available-for-sale, equity securities trading and other long-term investments changed as follows:

                                                     (000's Omitted)
                                 Debt               Equity               Other
                              Securities   Debt    Securities  Equity    Long-
                     Held-to   AvailableSecurities  AvailableSecurities   term
                     Maturity  for-Sale   Trading   for Sale   Trading Investments
                    ---------  --------  ---------  --------- -------  ---------
Balance as of
    January 1, 1994    $38,331   $43,035       $-    $282        $-    $1,330
1994 Net Change       (129,824)  (57,127)       -     (95)        -    (1,330)
                      --------   -------    ------    ---      ----   -------
Balance as of
    December 31, 1994  (91,493)  (14,092)       -     187         -         -
1995 Net Change         91,493   110,921       (4)    114        10         -
                       -------  --------      ---    ----       ---    ------
Balance as of
    December 31, 1995        -    96,829       (4)    301        10         -
1996 Net Change              -   (50,194)      97   3,695        13         -
                      --------  --------      ---   -----       ---    ------
Balance as of
    December 31, 1996       $-   $46,635      $93  $3,996       $23         -
                      ========  ========      ===  ======       ===    ======

3. Other Assets:
----------------

        Other assets consist of the following:

                                                               (000's Omitted)
                                                            As of December 31,
                                                             -------------------
                                                             1996       1995
                                                             ----        -----
        Property and equipment at cost:
         Home office properties
          (including land of $1,067 and $352)               $17,605     $3,643
         Furniture and equipment                              5,015      3,711
         Automobiles                                            196         99
                                                            -------     ------
                                                             22,816      7,453
         Less accumulated depreciation                        5,987      3,650
                                                            -------     ------
                                                             16,829      3,803
                                                            -------     ------
        Goodwill                                             11,942          -
        Less accumulated amortization                           298          -
                                                            -------     ------
                                                             11,644          -
        Other                                                 3,824        781
                                                            -------     ------
                                                            $32,297     $4,584
                                                            =======     ======

4. Reinsurance:
---------------

        The company reinsures portions of insurance it writes. The maximum amount of risk retained by the company on any one life is $150,000.

        A summary of reinsurance data follows (000's Omitted):

    For the                                              Ceded to
  Year Ended                                              Gross     Other Net
 December 31,    Descriptions                Amount     Companies     Amount
   -----------   -------------              ------     ----------    --------
     1996 Life insurance in force           295,552      221,147      74,405
          Insurance premiums and
          policy charges                     15,107          795      14,312
          Future policy benefits          3,037,005      238,774   2,798,231

     1995 Life insurance in force           311,991      240,206      71,785
          Insurance premiums and
          policy charges                      9,409          909       8,500
          Future policy benefits          2,259,028      145,183   2,113,845

     1994 Life insurance in force           330,108      259,200      70,908
          Insurance premium and
          policy charges                      7,308          977       6,331
          Future policy benefits          2,148,763      148,575   2,000,188

        The company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely.

        The company had amounts receivable under reinsurance agreements of $241,458,335 and $146,617,611 as of December 31, 1996, and 1995, respectively.
Of the total amounts receivable, $140,457,353 and $144,965,371 were associated with a coinsurance agreement entered into in 1989, which ceded 90% of the risk on the company's block of single premium whole life policies written prior to 1989 to Employers Reassurance Corporation (ERC). The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. Reimbursement received from ERC for amounts paid by the company on the reinsured risks totaled $10,774,227, $12,044,418 and $9,740,717 for years ended December 31, 1996, 1995 and 1994, respectively.

        The following table identifies the components of the amounts receivable from ERC:

                                                            (000's Omitted)
                                                          As of December 31,
                                                          1996       1995
                                                          ----       ----
     Reserve for future policy benefits                 $139,571    $143,558
     Reimbursement for benefit payments and
          administrative allowance                           886       1,407
                                                        --------    --------
                                                        $140,457    $144,965
                                                        ========    ========

        FBL and Philadelphia Life Insurance Company are parties to a reinsurance agreement under which FBL ceded 100% of the risk on certain deferred annuity policies on a coinsurance basis. As of December 31, 1996, the company had amounts receivable of $99,335,043 resulting from this agreement.

5. Convertible Subordinated Debentures:
---------------------------------------

        On July 12, 1996, the company closed an offering of $65,000,000 of Convertible Subordinated Debentures. These securities were placed in Europe pursuant to Regulation S under the Securities Act of 1933. The debentures pay an annual cash yield of 3% payable semi-annually, are convertible into the company's common stock at $17.125, and mature on July 12, 2003 unless previously converted or redeemed. The debentures are redeemable, in whole or in part, at the option of the holders, on September 30, 2001, at 124.25% of their principal amount (which in essence reflects deferred interest at a compounded rate of 4.25%), plus accrued but unpaid cash interest at the coupon rate of 3%. The debentures are redeemable, at the company's option, on or after June 30, 1999, at certain specified declining redemption prices (starting at 103% of principal value) plus accrued but unpaid cash interest (at the rate of 3%) and accrued deferred interest (at a compounded rate of 4.25%). The debentures may be redeemed any time after August 15, 1996, at the company's option at their principal amount plus accrued cash interest (at the rate of 3%), but with no payment for accrued deferred interest, if the average closing price of the company's common stock equals or exceeds $23.12 for 20 consecutive trading days.

        The debentures are unsecured obligations of the company, subordinated to all existing and future senior indebtedness. Approximately $35,000,000 of the net proceeds of the offering were used to repay existing bank debt, $20,000,000 was contributed to American and the balance was used for other general corporate purposes.

6. Credit Agreement:
--------------------

        On April 8, 1996, the company entered into a $35,000,000 credit agreement with The First National Bank of Chicago (First Chicago), Fleet National Bank (Fleet) and Boatmen's First National Bank of Kansas City (Boatmen's), as Lenders. On that same date, the company borrowed the entire $35,000,000, using the proceeds to repay existing bank debt, fund the cash portion of the acquisition of FBG and for general corporate purposes.

        On July 12, 1996 the company paid off the existing bank debt from the proceeds of the Convertible Subordinated Debentures.

7. Retirement Plans:
--------------------

        The company sponsors an Employee Stock Ownership Plan (ESOP) for all full-time employees with one year of service. Qualifying participants may contribute an amount not to exceed 10% of covered compensation. The company made no contributions to this plan during the three years ended December 31, 1996, 1995 and 1994.

        The company sponsors a Leveraged Employee Stock Ownership Plan (LESOP) for all full-time employees with one year of service.

        The LESOP has acquired 370,244 shares of the company's stock through the proceeds of a note payable to American. The note bears interest at 7.0% and is payable in annual installments through December 30, 2002. The note had an unpaid principal balance of $2,662,965 and $3,010,882 as of December 31, 1996, and December 31, 1995.

        Each year the company will make contributions to the LESOP which are to be used to make loan interest and principal payments. On December 31 of each year, a portion of the common stock will be allocated to participating employees. Of the 416,862 shares of the company's common stock now owned by the LESOP, 202,634 shares have been allocated to the participating employees with the remaining 214,228 shares being held by American as collateral for the loan.

        On October 24, 1996, the ESOP was merged into the LESOP.

        The unallocated portion of the company's common stock owned by the LESOP has been recorded as a separate reduction of stockholders' equity. Accrued contributions to the LESOP during December 31, 1996, 1995 and 1994 were $326,952, $305,564 and $285,565.

        During 1992, the company's Board of Directors approved retirement plans for its members and members of the Board of Directors of certain of its subsidiaries. The plans provide that retired Directors shall serve as Advisory Members to the Board at a fee of $750 per meeting attended and a monthly lifetime benefit in the amount of $750 be paid to each qualified Director upon retirement. In addition, the company has agreed to continue any life insurance policies being provided as of the date of retirement.

        To qualify for this benefit, a Director must reach the age of 60 and meet years of service requirements thereafter. The plan also calls for a mandatory retirement on the date the Director's term expires following age
70. A liability in the amount of $431,359, representing the present value of future benefits, has been established. Charges (credits) to earnings related to the plans were $4,278, ($85,543) and $(40,244) for the years ended December 31, 1996, 1995 and 1994, respectively.

        Effective January 1, 1993, the company adopted an Age-Weighted Money Purchase Plan for all full-time employees with one year of service. The full cost of this plan will be paid by the company with qualifying participants receiving contributions based upon their age at plan implementation and current salary. Contributions to the Age-Weighted Money Purchase Plan for the years ended December 31, 1996, 1995 and 1994 were $353,953, $210,907 and $215,664, respectively.

        Prior to the merger with AmVestors, FBG had approved a non-contributory Employee Stock Ownership Plan (FBGESOP) and a contributory 401-k Plan for all of its employees. As of December 31, 1996, the FBG ESOP owned 311,593 shares of AmVestors common stock and 75,982 warrants to purchase AmVestors common stock. At that same date, the 401-k Plan held 18,284 shares of AmVestors common stock and 4,458 warrants to purchase AmVestors common stock. The company anticipates maintaining these as separate plans for the benefit of the former FBG employees and is working with the Internal Revenue Service to correct any qualification problems which may exist. There were no contributions to the FBG ESOP in 1996.

8. Stockholders' Equity:
------------------------

        Dividends by American and FBL to AmVestors are limited by laws applicable to insurance companies. Under Kansas law, American may pay a dividend from its surplus profits, without prior consent of the Kansas Commissioner of Insurance, if the dividend does not exceed the greater of 10% of statutory capital and surplus at the end of the preceding year or all of the statutory net gain from operations of the preceding year. As of December 31, 1996, surplus profits of American were $19,936,727 and 10% of statutory capital and surplus was $10,146,126. American is also required to maintain, on a statutory basis, paid-in capital stock and surplus (capital in excess of par value and unassigned surplus) of $400,000 each. As of December 31, 1996 and 1995, American's statutory capital and surplus was $101,461,258 and $98,288,590, respectively. Statutory net gain from operations for 1996, 1995 and 1994 was $7,203,263 $5,744,938 and $5,645,097, respectively.

        Under Florida insurance law and regulations, the aggregate dividends that FBL may pay without prior regulatory approval is limited to the greater of the sum of statutory net operating profits and net realized capital gains for the preceding calendar year (provided there is available surplus from net operating profits and net realized capital gains) or 10% of its available and accumulated statutory surplus derived from net operating profits and net realized capital gains. After payment of a dividend, FBL must have 115% of required statutory surplus.

        On December 31, 1996, FBL had accumulated statutory surplus derived from net operating profits and net realized capital gains of $25,384,976. The sum was statutory net profits and net realized capital gains for 1996 were $3,811,912. As of December 31, 1996, available surplus from net operating profits and net realized capital gains was $3,811,912. Required statutory surplus as of December 31, 1996 was $19,415,943 and actual surplus was $33,746,022.

        In connection with the original establishment of the Interest Maintenance Reserve (IMR), the Commissioner of Insurance of Kansas, the company's domiciliary state, ordered that American prepare its December 31, 1992, NAIC Annual Statement Form to equitably allocate 1992 capital gains and losses, not included in the calculation of the Asset Valuation Reserve (AVR), on other than government securities, fifty (50%) percent to surplus and fifty (50%) percent to IMR, after calculation of the AVR pursuant to the instructions provided by the NAIC. This differs from prescribed statutory accounting practices. This represented a permitted accounting practice for regulatory purposes, the effect of which was to increase statutory surplus by $8,168,000 as of December 31, 1992 ($5,533,000 as of December 31, 1996).

        In addition, American received permission from the Commissioner of Insurance of Kansas to amortize the effects of changing to Actuarial Guideline No. 32 concerning the Commissioners Annuity Reserve Valuation Method for individual annuity contracts over a three-year period beginning in 1995 rather than to record the full amount of the change of $2,176,000. The effect of this permitted accounting practice was to increase statutory surplus by $679,154 and $943,150 as of December 31, 1996 and 1995, respectively.

        On August 2, 1996, American was granted a variance from prescribed statutory accounting practices which allowed the company to contribute $20,000,000 to be used for the sole purpose of strengthening American's reserves without experiencing a decrease in Unassigned Funds (Surplus). The contribution was recorded as a contribution to a Special Surplus Fund and the resulting reserve strengthening was charged against this Special Surplus Fund. Total surplus was unaffected by this transaction.

        The company currently has two fixed stock option plans; the 1989 Nonqualified Stock Option Plan (1989 Plan), and the 1996 Incentive Stock Option Plan (1996 Plan). Options granted under the 1989 Plan have an exercise price equal to the closing price of the company's stock on the date of the original grant and none may be exercised beyond ten years from the grant date. A total of 878,556 options to acquire common stock were outstanding under the 1989 Plan as of December 31, 1996. The 1996 Plan was approved by the stockholders of the company at its Annual Meeting held on May 16, 1996 and is intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986. Options granted under the 1996 Plan have an exercise price equal to the closing price of the company's stock on the date of the original grant and none may be exercised beyond ten years from the grant date. A total of 673,000 options to acquire common stock were outstanding under the 1996 Plan as of December 31, 1996.

        Both the 1989 Plan and the 1996 Plan are administered by the Board of Directors and officers of the company and its subsidiaries. The terms of the options, including the number of shares granted, and the exercise price are subject to the sole discretion of the Board of Directors.

        A summary of the company's stock option plans as of and for the years ended December 31, 1996, 1995, and 1994 follows:

                                 1996            1995           1994
                               Weighted        Weighted        Weighted
                                 Average        Average        Average
                               Exercise         Exercise       Exercise
                           Shares   Price    Shares Price   Shares   Price
                          -------   -----    ------ -----   -----     -----
Options outstanding,
  beginning of period      839,841   $8.97    859,837   $8.62  816,107   $8.62
Options granted            804,500   12.96     86,000   10.63   95,000    9.28
Options exercised          (76,285)   6.52   (105,996)   7.46  (22,200)   7.27
Options terminated         (16,500)  10.15          -    -     (29,070)  11.85
                         ---------  ------    -------   -----  -------   -----
Options outstanding,
  end of period          1,551,556  $11.15    839,841   $8.97  859,837   $8.62
                         =========  ======    =======   =====  =======   =====
Options exercisable,
  end of period          1,127,630    -       779,841    -     764,837    -
                         =========  ======    =======   =====  =======   =====
Options reserved for
  future grants,
  end of period            483,247    -        46,247   -     132,247     -
                         =========  ======    ========  =====  =======   =====

        The following table summarizes information about stock options outstanding under the company's option plans as of December 31, 1996:

                                                   Weighted
                                                     Average           Weighted
      Range of                                      Remaining           Average
       Exercise            Options                 Contractual         Exercise
       Prices            Outstanding              Life in Years          Price
      --------          ------------            --------------        ---------
     $4.84-$5.31           77,483                   0.22                $4.99
     $7.03-$7.50          161,573                   0.84                 7.34
     $8.75-$9.75           75,000                   7.64                 9.42
    $10.00-$11.25         353,500                   7.15                10.12
    $12.66-$13.50         884,000                   8.96                12.94
                       ----------                  -----                -----
                        1,551,556                   7.20               $11.15
                       ==========                  =====                =====

        The following table summarizes information about stock options exercisable under the company's option plans as of December 31, 1996:

                                              Weighted
                                                Average
                        Options                Exercise
                      Exercisable               Price
                      -----------              -------
                       77,483                  $4.99
                      161,573                   7.34
                       75,000                   9.42
                      348,500                  10.11
                      465,074                  12.83
                    ---------                 ------
                    1,127,630                 $10.44
                    =========                 ======

        The estimated fair value of options granted in 1995 was $4.77 per share. The estimated fair value of options granted or modified in 1996 was $5.00 per share. The company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for its option plans. Had compensation expense for the company's option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed by SFAS123, the company's net earnings and fully diluted earnings per share for the years ended December 31, 1996 and 1995 would have been reduced to the pro forma amounts indicated below:

                                                     1996              1995
                                                     ----              ----
         Net earnings (in thousands):
           As reported                              $20,862            $16,599
           Pro forma                                 18,857             16,458
         Fully diluted earnings per share:
           As reported                                $1.54               1.60
           Pro forma                                   1.41               1.58

        As SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting proforma compensation cost may not be representative of that to be expected in future years.

        The fair value of options granted in 1995 was estimated on the date of grant using a binomial options-pricing model and the following weighted average assumptions: (i) expected volatility of 24.1%, (ii) risk-free interest rate of 5.85%, (iii) dividend yield of .70%, and (iv) an expected life equal to the contractual expiration.

        The fair value of options granted in 1996 was estimated on the date of grant using a binomial options-pricing model and the following weighted average assumptions: (i) expected volatility of 29.4% (ii) risk-free interest rate of 5.14%, (iii) dividend yield of .69%, and (iv) an expected life equal to the contractual expiration.

        On March 17, 1989, the Board of Directors also adopted the 1989 Stock Appreciation Rights Plan (the SAR Plan) and the 1989 Restricted Stock Plan (the Restricted Stock Plan). The SAR Plan authorized the Board of Directors to grant stock appreciation rights to employees, officers and directors in such amounts and with such exercise prices as it shall determine. No stock appreciation rights granted under the SAR Plan may be exercised more than five years from its date of grant. The SAR Plan authorized a maximum of 125,000 shares to be issued pursuant to stock appreciation rights granted thereunder.

                                                  For the Year Ended December 31,
                                                1996        1995         1994
                                                ----        ----         ----
 Rights outstanding, beginning of year              -            -       30,000
 Rights granted                                     -            -            -
 Rights exercised                                   -            -            -
 Rights expired                                     -            -      (30,000)
 Rights canceled                                    -            -            -
                                               ------       ------       ------
 Rights outstanding, end of year                    -            -            -
                                               ======       ======       ======
 Reserved for future grants                    35,000       35,000       35,000
                                               ======       ======       ======

        The company recorded no compensation expense relating to stock appreciation rights for the years ended December 31, 1996, 1995 and 1994, respectively.

        The Restricted Stock Plan authorizes the Board of Directors to make restricted stock awards to employees, officers and directors in such amounts as it shall determine. The stock issued pursuant to such awards is subject to restrictions on transferability for a period of five years. Such stock is subject to a five-year vesting schedule, and the company is required to repurchase all vested stock from a grantee if such grantee's employment with the company is terminated prior to the lapse of the transfer restrictions. The Restricted Stock Plan authorizes a maximum of 125,000 shares to be issued thereunder. No restricted stock awards have been granted pursuant to the Restricted Stock Plan.

        In conjunction with a previous bank borrowing, the company issued ten-year warrants to purchase a total of 170,002 shares of its common stocks as summarized in the following table:

     Warrant                   Issue      Number     Exercise    Expiration
     Holder                    Date      of Shares      Price       Date
     -------                   -----     --------     --------    ---------
 Morgan Guaranty           12/8/88       75,000     $ 3.9688     12/9/98
                           4/30/92       95,002       6.3855      5/1/02
                                        170,002

        In conjunction with the acquisition of FBG, the company issued warrants to purchase 663,708 shares of its common stock. These warrants are exercisable at $16.42 per share of common stock and expire on April 2, 2002.

        In addition to the above, the company assumed warrants previously issued by FBG to purchase a total of 270,689 shares of its common stock. Prior to December 31, 1996, 260,305 warrants have been exercised. The remaining 10,384 warrants have exercise prices ranging from $1.346 to $3.7198.

9. Stockholders' Rights Plan:
-----------------------------

        On June 30, 1994, the company's Board of Directors voted to repeal the 1988 Stockholders' Rights Plan and set the close of business on July 22, 1994 as the record date for the payment of the one cent per share redemption price. Stockholders of record were paid on August 8, 1994, in full redemption of the rights under the plan. The total amount to redeem the Rights was $101,432.

10. Other Revenue:
------------------

        Effective December 1, 1989, the company entered into a coinsurance agreement with Employers Reassurance Corporation (ERC) which reinsured 90% of the risk on the company's block of SPWL policies written prior to 1989. The agreement provides that ERC assumes 90% of all risks associated with each policy in the block. These policies continue to be administered by American. In return, American receives an administrative allowance of $31.50 per policy per year. The total allowance received in 1996, 1995 and 1994 was $113,384, $121,780 and 129,972, respectively.

        Other revenue for the year ended December 31, 1996 includes override commissions of $1,483,019 attributable to the marketing efforts of AIMCOR and TIM, $413,064 of rental income received by FBL and $131,313 of advertising revenues received by RBCP.

11. Income Taxes:
------------------

        The provision for income taxes charged to operations was as follows:

                                                      (000's Omitted)
                                                For the Year Ended December 31,
                                              1996        1995        1994
                                              ----        ----        ----
Current income tax expense                  $ 6,569       $1,540      $4,943
Deferred income tax expense (benefit)         3,688        6,990         650
                                            -------       ------      ------
    Total income tax expense (benefit)      $10,257       $8,530      $5,593
                                            =======       ======      ======

       The net deferred tax liability was comprised of the following:

                                                           (000's Omitted)
                                                          For the Year Ended
                                                           December 31,
                                                        1996           1995
                                                        ----           ----
Gross deferred tax assets:
    Investments                                     $  1,539       $    679
    Accounts receivable                                   21              -
    Deferred policy acquisition costs                  6,361          9,565
    Property and equipment                               391            314
    Other assets                                       2,192            143
    Reserves for future policy benefits              127,921        109,273
    Accrued expenses and other liabilities             1,815          1,708
                                                    --------       --------
                                                     140,240        121,682
                                                    --------       --------
    Gross deferred tax liabilities:
    Investments                                       21,732         36,442
    Accounts receivable                               49,349         50,708
    Accrued investment income                             24              -
    Deferred policy acquisition costs                 64,190         55,530
    Present value of future profits                   15,791              -
    Policy and contract claims                           258            335
                                                    --------        -------
                                                     151,344        143,015
                                                     (11,104)       (21,333)
                                                   ---------      ---------
    Less valuation allowance                          (2,198)        (1,568)
                                                   ---------      ---------
     Net deferred tax liability                     $(13,302)      $(22,901)
                                                   =========      =========

          The company's net deferred tax liability consists of amounts that represent both ordinary tax deductions and capital losses in future tax returns and includes a valuation allowance as it is more likely than not that a portion of the deferred tax asset will not be realized. The inability to offset ordinary income with capital losses and uncertainty as to the timing of future losses and the ability to carry those losses back against prior income has resulted in the company establishing a valuation allowance.

        The actual tax expense (benefit) for each year differs from the "expected" tax expense (computed by applying the Federal tax rate of 35% to earnings before income taxes) as follows:

                                                          (000's Omitted)
                                                For the Year Ended December 31,
                                               1996          1995         1994
                                                ----          ----         ----
Expected tax expense                         $10,840       $8,795        $6,750
State income tax                                 122           71           254
Change in valuation allowance on future
    deductions                                (1,072)         188          (153)
Change in valuation allowance on capital
    loss temporary differences                     -         (179)         (597)
Change in expected tax rate on future
    deductions                                    30            -          (321)
Change in other net temporary differences,
    not previously tax effected                  337         (345)         (340)
                                             -------       ------        ------
Actual income tax expense (benefit)          $10,257       $8,530        $5,593
                                             =======       ======        ======

        Deferred income taxes are provided for the tax effects of transactions that are reported in different periods for financial reporting band tax return purposes. The primary component of the deferred income tax provision are as follows:

                                                         (000's Omitted)
                                               For the Year Ended December 31,
                                                 1996          1995      1994
                                                 ----          ----      ----
Investments                                     $(76)       $3,067        $(692)
Accounts receivable                           (1,484)       (1,232)         842
Accrued investment income                        (18)         (193)         204
Deferred policy acquisition costs              8,660         7,094        6,629
Present value of future profits               (2,447)            -            -
Property and equipment                           215            27         (234)
Other assets                                       4          (133)          (9)
Future policy benefits                           (44)       (1,825)      (5,632)
Policy and contract claims                       (78)           56          178
Accrued expenses and other liabilities            27           120          114
Valuation allowance on future deductions
    and capital loss differences              (1,071)            9         (750)
                                            --------       -------      -------
Deferred income tax expense (benefit)         $3,688        $6,990         $650
                                            ========       =======      =======

12. Acquisition
---------------

        On September 8, 1995, the company signed a merger agreement pursuant to which it acquired all of the outstanding capital stock of FBG a Delaware corporation, for $5.31 per share, payable in 2,722,223 shares of the company's common stock, warrants to purchase 663,708 shares of common stock and cash of approximately $10,000,000.

        FBG was an insurance holding company which owned all of the shares of FBL a Florida domiciled insurer which specializes in the sale and underwriting of annuity products and is admitted in 41 jurisdictions, which includes 39 states, the District of Columbia and the U.S. Virgin Islands. FBG also owned all of the shares of AIMCOR and TIM both of which specialize in the distribution and marketing of annuities.

        The merger received the approval of the shareholders of both FBG and the company, and became effective on April 8, 1996. The consolidated statements of earnings for the year ended December 31, 1996 include the results of operations of FBG for the nine month period ended December 31, 1996.

        The transaction has been accounted for using the purchase method with any resulting goodwill being amortized on a straight line basis over a period not to exceed 30 years. The opening consolidated balance sheet of the acquired entities follows:

                                                                (000's Omitted)
                                                                 -------------
  ASSETS
        Investments                                                     $523,145
        Cash and cash equivalents                                          8,932
        Amounts receivable under reinsurance agreements                  112,875
        Accrued investment income                                          7,373
        Deferred cost of policies purchased                               51,500
        Goodwill                                                          11,942
        Other assets                                                       6,621
                                                                        --------
          Total assets                                                  $722,388
                                                                        ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
        Liabilities:
        Policy liabilities                                              $650,865
        Notes payable                                                     15,500
        Deferred income taxes                                              1,316
        Accrued expenses and other liabilities                             5,930
                                                                        --------
          Total liabilities                                              673,611
                                                                        --------
         Stockholders' Equity:
        Common stock, no par value                                             -
        Paid in capital                                                   48,777
                                                                        --------
          Total stockholders' equity                                      48,777
                                                                        --------
          Total liabilities and stockholders' equity                    $722,388
                                                                        ========

         The following table sets forth certain unaudited pro forma operating data of the company for the year ended December 31, 1996 and 1995. This pro forma data assumes the acquisition of FBG occurred on January 1, 1996 and 1995, respectively.

                                          (in thousands, except per share data)
                                               For the year ended December 31,
                                                     1996               1995
                                                     ----               ----
Pro Forma Operating Data:
Total revenue                                   $218,973             $238,831
Earnings before extraordinary item                18,822               28,152
Net earnings                                      18,553               28,152
Earnings per share of common stock:
    Primary:
     Earnings before extraordinary item           $1.37                $2.12
     Net earnings                                 $1.35                $2.12
    Fully diluted:
     Earnings before extraordinary item           $1.26                $2.11
     Net earnings                                 $1.24                $2.11
Average shares outstanding:
    Primary                                       13,732               13,275
    Fully diluted                                 15,597               13,325

13. Commitments and Contingencies:
----------------------------------

        The company's insurance subsidiaries are subject to state guaranty association assessments in all states in which they are admitted. Generally, these associations guarantee specified amounts payable to residents of the state under policies issued by insolvent insurers. Most state laws permit assessments or some portion thereof to be credited against future premium taxes. Charges relating to the guaranty fund assessments impacted 1996, 1995 and 1994 by approximately $1,913,000, $1,001,000 and $504,000. The company expects that further charges to income may be required in the future and will record such amounts when they become known.

14. Quarterly Results (Unaudited):
----------------------------------

        The company's quarterly results are set forth in the following table:

                                        (000's Omitted, except per share data)
                                                  1996 Quarter Ended
                                     March 31    June 30    Sept. 30     Dec. 31
                                     --------    --------    --------   -------
February 26, 1998
Total revenue                         $49,278   $49,479     $57,663      $59,588
                                      =======   =======     =======      =======
Earnings before income taxes          $11,331    $3,649      $8,722       $7,686
Income tax expense                      3,910     1,333       3,171        1,843
Extraordinary item                          -       (47)       (222)           -
                                      -------    ------      ------       ------
   Net earnings                        $7,421    $2,269      $5,329       $5,843
                                      =======    ======      ======       ======
Per share of common stock:
Primary:
 Earnings before extraordinary
  item                                  $.71        $.17        $.41        $.43
 Extraordinary item                     -           -           (.02)       -
                                        ----        ----        ----        ----
  Net earnings                          $.71        $.17        $.39        $.43
                                        ====        ====        ====        ====
Fully diluted:
 Earnings before extraordinary
  item                                  $.71       $.17         $.38        $.39
 Extraordinary item                     -          -            (.02)       -
                                        ----       ----         ----        ----
  Net earnings                          $.71       $.17         $.36        $.39
                                        ====       ====         ====        ====

                                         (000's Omitted, except per share data)
                                                   1995 Quarter Ended
                                         March 31  June 30     Sept. 30  Dec. 31
                                         -------    -------     -------- ------
Total revenue                            $40,212   $40,378       $40,378 $45,683
                                         -------   -------       ------- -------
Earnings before income taxes              $5,409    $5,494        $5,607  $8,619
Income tax expense                         1,893     1,923         1,801   2,913
                                         -------   -------       ------- -------
   Net earnings                           $3,516    $3,571        $3,806  $5,706
                                         =======   =======       ======= =======
Per share of common stock:
Primary:
 Net earnings                               $.34      $.35          $.37    $.55
                                            ====      ====          ====    ====
Fully diluted:
 Net earnings                               $.34      $.34          $.37    $.55
                                            ====      ====          ====    ====

(b)  PRO FORMA FINANCIAL INFORMATION
Description of the transactions, entities involved and periods for which the pro forma information is presented. The unaudited pro forma financial information is presented for the following periods:

Condensed Consolidated Statements of Income: for the twelve months ended December 31, 1996 and for the nine months ended September 30, 1997.

Condensed Consolidated Balance Sheet:  as of September 30, 1997.

The Unaudited Pro Forma Condensed Consolidated Statements of Income for both periods present the pro forma results of operations for the Company and its subsidiaries as if the Company acquired Delta Life Corporation and AmVestors Financial Corporation at the beginning of the respective periods stated. (On January 1, 1996, for the twelve months ended December 31, 1996 and on January 1, 1997, for the nine months ended September 30, 1997). The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997, presents the pro forma financial position of the Company and its subsidiaries assuming that the Company acquired Delta Life Corporation and AmVestors Financial Corporation on September 30, 1997.

AMERUS LIFE HOLDINGS, INC., DELTA LIFE CORPORATION AND AMVESTORS
FINANCIAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1997

                                                                                                   Pro
                                                                  Pro                            Forma for
                                                   Delta Pro   Forma for              AmVestors  Delta &
                           AmerUs       Delta       Forma     the Delta    AmVestors   Pro Forma AmVestors
                         Historical   Historical  AdjustmentsAcquisition   Historical  Adjust.    Acquis.
                         ----------   ----------  ----------------------- ------------   -----  --------
                                                 (in millions)
ASSETS:
Invested assets:
     Fixed maturities       $2,338.1   $1,475.2   $(3.8)  (A)   $3,809.5   $2,885.0      $      $6,694.5
     Equity securities          53.0        1.3                     54.3       38.1                 92.4
     Purchased option
        contracts                -         11.6    19.3   (A)       30.9        -                   30.9
     Short-term
        investments             24.4        -       -               24.4        0.5                 24.9
     Investment in
        unconsolidated
        subsidiary              23.7        -       -               23.7        -                   23.7
     Mortgage loans            303.3      266.4                    569.7        -                  569.7
     Real estate                 4.3        4.8     0.1   (A)        9.2        -                    9.2
     Policy loans               66.3       37.1     -              103.4        -                  103.4
     Other investments          87.9        0.6     -               88.5       40.1                128.6
                             -------   -------     ----         -------     -------    -----     -------
        Total investments    2,901.0    1,797.0    15.6          4,713.6    2,963.7              7,677.3

Cash                             -          9.7     -                9.7       32.9    (22.6)(E)    20.0
Accrued investment
     income                     40.0       12.2     -               52.2       40.8                 93.0
Deferred policy
     acquisition costs         128.5      116.0  (116.0)  (F)      128.5      195.6   (195.6)(F)   128.5
Ceded reserves and claims        -          -       -                -        225.1                225.1
Value of business
     acquired                    -          -     109.0(A)(C)      109.0       30.8    128.7(B)(C) 268.5
Other assets                    63.9       77.9    (6.9)  (A)      134.9       47.2                182.1
Closed Block                 1,350.3        -       -            1,350.3        -                1,350.3
Goodwill                         -          -      69.5(A)(D)       69.5       11.3    137.7(B)(D) 218.5
                             -------   -------     ----         -------       -----    -----       -----
     Total assets           $4,483.7   $2,012.8   $71.2         $6,567.7   $3,547.4    $48.2   $10,163.3
                            ========  ========    =====        ========    ========    =====   =========

AMERUS LIFE HOLDINGS, INC., DELTA LIFE CORPORATION AND AMVESTORS
FINANCIAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1997.

                                                                                                    Pro
                                                                                                   Forma
                                                                  Pro                  AmVestors  for the
                                                    Delta Pro  Forma for                  Pro      Delta &
                               AmerUs     Delta      Forma      the Delta   AmVestors    Forma    AmVestors
                             Historical Historical Adjustments Acquisition  Historical   Adjust.  Acquis.
                             ---------- -------------------- ------------   -----------  -------  -------
                                                             (in millions)
LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:
   Policyowner reserves
     and policyowner funds    $2,051.6    $1,841.8   $15.8    (A)  $3,909.2$3,203.5     $10.1(B)   $7,122.8
   Other liabilities             120.6        42.4    (6.6)   (A)     156.4    44.3     (11.5)(B)(G)  189.2
   Debt                           61.5        25.8   164.8 (A)(H)     252.1    65.0     (65.0)(B)     252.1
   Closed Block liabilities    1,587.1         -       -            1,587.1     -         -         1,587.1
                               -------     -------   -----          ------- -------    ------      -------
     Total liabilities         3,820.8     1,910.0   174.0          5,904.8 3,312.8     (66.4)      9,151.2

Company-obligated
   mandatorily redeemable
   preferred securities of
   subsidiary trust holding
   solely Junior Subordinated
   Debentures of AmerUs           86.0         -       -               86.0     -         -            86.0
                                ------     -----   -----              -----  ----     -----          -----

SHAREHOLDERS' EQUITY:
   Preferred stock                 -           -       -                -       -                       -
   Common stock                   23.2         1.8    (1.8)   (A)      23.2    17.0      (5.4)(B)      34.8
   Additional paid-in
     capital                      51.4        78.4   (78.4)   (A)      51.4   100.4     237.2(B)      389.0
   Retained earnings             443.6        20.8   (20.8)   (A)     443.6    91.2     (91.2)(B)     443.6
   Unrealized
     appreciation of
     available-for-sale
     securities                   58.7         1.8    (1.8)   (A)      58.7    28.7     (28.7)(B)      58.7
   Treasury stock                  -           -       -                -       (.2)       .2(B)        -
   Leveraged employee
     stock ownership trust         -           -       -                -      (2.5)      2.5(B)        -
                               -------     -------   -----          -------   -----     -----        -----
   Total shareholders'
     equity                      576.9       102.8  (102.8)           576.9   234.6     114.6         926.1
                               -------     -------   -----          -------   -----     -----        -----
   Total liabilities and
     shareholders' equity     $4,483.7    $2,012.8   $71.2         $6,567.7$3,547.4     $48.2     $10,163.3
                              ========    ========   =====          ======= =======     =====    =========

AMERUS LIFE HOLDINGS, INC., DELTA LIFE CORPORATION AND AMVESTORS FINANCIAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME NINE MONTHS ENDED SEPTEMBER 30, 1997.

                                                                                               Pro Forma
                                                              Pro Forma                         for the
                                                         Pro  for the            AmVestors    Delta &
                                   AmerUs      Delta    Forma  Delta    AmVestors Pro Forma   AmVestors
                                 Historical  HistoricalAdjust. Acquis.Historical  AdjustmentsAcquisitions
                                 ----------  ---------------- --------  --------- ----------------------
                    (In millions, except per share amounts)
REVENUES:
  Premiums and product charges       $ 64.2    $ 4.9     -     $ 69.1     $ 14.3         $        $83.4
  Net investment income               149.8     95.8     -      245.6      157.5                  403.1
Realized gains on investments          14.5      0.9     -       15.4       12.0                   27.4
  Other                                 2.2      -       -        2.2        2.3                    4.5
  Contribution from the Closed Block   21.7      -       -       21.7        -                     21.7
                                      -----   -----    -----    -----      -----     -----       ------
     Total revenues                   252.4    101.6     0.0    354.0      186.1                  540.1
                                      -----   -----    -----    -----      -----     -----       ------
BENEFITS AND EXPENSES:
  Total policyowner benefits          126.1     73.8     -      199.9      117.9                  317.8
  Total expenses                       63.5     18.9     6.6(L)  89.0       39.9         9.2 (L)  138.1
  Dividends to policyowners             0.8      -       -        0.8        -                       .8
                                      -----   -----    -----    -----      -----      -----       -----
  Total benefits and expenses         190.4     92.7     6.6    289.7      157.8         9.2      456.7
                                      -----   -----    -----    -----      -----      -----       -----
  Income (loss) before income
     tax expense                       62.0      8.9    (6.6)    64.3       28.3        (9.2)      83.4

  Income tax expense (benefit)         17.7      3.3    (1.7)(M) 19.3        9.9        (2.0)(M)   27.2
                                      -----   -----    -----    -----       ----      -----      ------
  Income (loss) before equity
     in earnings of unconsolidated
     subsidiary                        44.3      5.6    (4.9)    45.0       18.4        (7.2)      56.2

  Equity in earnings of
     unconsolidated subsidiary          1.2                       1.2        -           -          1.2
                                      -----   -----    -----    -----       ----      -----       -----
  Net income (loss)                   $45.5    $ 5.6   $(4.9)   $46.2      $18.4       $(7.2)     $57.4
                                      =====   =====    =====    =====      =====      =====      ======
  Net income per share:
     Historical                        $1.96
                                        =====
     Pro Forma                                                                                     $1.64
                                                                                                   =====
  Shares used in the calculation
     of net income per share:
     Historical                23,155,989
                               ==========

     Pro Forma                 35,046,673(N)
                               ==========

AMERUS LIFE HOLDINGS, INC., DELTA LIFE CORPORATION AND AMVESTORS FINANCIAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro
                                                                                                    Forma
                                                                                                  for the
                                                                    Pro Forma            AmVest.    Delta
                                                          Delta Pro  for the                Pro     and
                                      AmerUs       Delta     Forma     Delta     AmVestors Forma   AmVest.
                                    Historical Historical  Adjust.  Acquisition HistoricalAdjust   Acquis.
                                    ---------- ----------   ------  -----------  -------- ------    -----
                                                      (In millions, except per share amounts)
REVENUES:
 Premiums and product charges        $187.8     $ 11.0                  $198.8     $14.3       $   $213.1
 Net investment income                228.7      126.8                   355.5     191.5            547.0
 Realized gains on investments         66.0        0.1                    66.1       7.9             74.0
 Other                                  2.7        0.7                     3.4       2.3              5.7
 Contribution from
    the Closed Block                   19.9        0.0                    19.9       -               19.9
                                      -----      -----        -----      -----      ----     -----  -----
 Total revenues                       505.1      138.6          -        643.7     216.0            859.7
                                      -----      -----        -----      -----     -----     -----  -----
BENEFITS AND EXPENSES:

 Total policyowner benefits           261.9      101.6                   363.5     143.8            507.3
 Total expenses                        99.9       24.8         11.1(L)   135.8      40.8      9.6(L)186.2
 Dividends to policyowners             26.3        -            -         26.3       -               26.3
                                      -----      -----         -----     -----     -----     -----  -----
 Total benefits and expenses          388.1      126.4         11.1      525.6     184.6      9.6  719.8
                                      -----      -----        -----      -----     -----     -----  -----

 Income (loss) before income
    tax expense                       117.0       12.2        (11.1)     118.1      31.4     (9.6) 139.9
 Income tax expense (benefit)          43.8        4.6         (3.1)(M)   45.3      10.3     (1.7)(M)53.9
                                      -----      -----        -----      -----      ----     -----  -----
 Income (loss) before equity
    in earnings of unconsolidated
    subsidiary and extraordinary
    item                               73.2        7.6         (8.0)      72.8      21.1     (7.9)  86.0
 Equity in earnings of unconsolidated
    subsidiary                          1.0        -            -          1.0       -         -      1.0
                                      -----      -----        -----      -----     -----     -----  -----
Net Income (loss)                     $74.2       $7.6        $(8.0)     $73.8     $21.1    $(7.9) $87.0
                                      =====      =====        =====      =====     =====     =====  =====
 Net income per share:
    Historical                         $3.20
                                        =====
    Pro Forma                                                                                        $2.48
                                                                                                     =====

 Shares used in the
    calculation of net income
    per share:
    Historical                     23,155,989
                                   ==========

    Pro Forma                      35,046,673(N)
                                   ==========

AMERUS LIFE HOLDINGS, INC. DELTA LIFE CORPORATION AND AMVESTORS FINANCIAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Giving effect to the acquisition of Delta under purchase accounting, the total purchase cost of Delta was allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The cost allocations are primarily related to value of business acquired, investments, and goodwill. Although the final allocations may differ, the pro forma financial statements reflect management's best estimate based on currently available information and the differences between the current and final allocations are not expected to be material.

    The allocation of the purchase price is as follows (in millions):

     Investments (including cash and
        short-term investments)                       $1,822.3
     Receivables and other assets                         83.2
     Value of business acquired                          109.0
     Goodwill                                             69.5
     Policyowner reserves and funds                   (1,857.6)
     Debt                                                (25.8)
     Other liabilities                                   (35.8)
                                                    ---------
                                                         164.8
     Cash Consideration                                 (164.8)
                                                    ---------
                                                     $     -
                                                    =========

      The historical components of Delta's shareholders' equity have been eliminated in accordance with purchase accounting.

(B) Giving effect to the acquisition of AmVestors under purchase accounting, the total purchase cost of AmVestors was allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The cost allocations are primarily related to value of business acquired, investments, and goodwill. Although the final allocations may differ, the pro forma financial statements reflect management's best estimate based on currently available information and the differences between the current and final allocations are not expected to be material.

      The Average AmerUs trading price was $29.70 per share (which represents the average of the closing prices of AmerUs common stock the date of the merger announcement, two days preceding and two days succeeding the announcement), and each share of AmVestors common stock was exchanged for .6724 shares of AmerUs Class A common stock.
      The number of shares of AmVestors common stock outstanding was the actual number outstanding at the effective date of the transaction of 17,220,300 after the $65 million outstanding principal amount of AmVestors Convertible Debentures were converted at $17.125 per share at the beginning of the respective periods resulting in the issuance of 3,795,620 additional shares of AmVestors Common Stock. The total number of shares of AmerUs Class A Common Stock issued as a merger consideration was assumed to be 11,578,929. Options and warrants to acquire
      1,902,854 shares of AmVestors Common Stock valued at their fair market value were rolled over into options or warrants to acquire 1,279,479 shares of AmerUs Common Stock with identical terms as the AmVestors options or warrants.

      The allocation of the purchase price is as follows (in millions):

     Investment (including cash and short-term investments)            $2,974.0
     Receivables and other assets                                         313.1
     Value of business acquired                                           159.5
     Goodwill                                                             149.0
     Policyowner reserves and funds                                    (3,213.6)
     Other liabilities                                                    (32.8)
                                                                      ---------
                                                                          349.2

     Merger consideration:
     Issuance of 11,578,929 shares of Class A Common Stock               (343.9)
     Issuance of stock warrants for 477,769 shares of Class A
        Common Stock                                                       (5.3)
                                                                      ---------
        Total merger consideration                                       $349.2
                                                                      =========

     The historical components of AmVestor's shareholders' equity have been eliminated in accordance with purchase accounting. In addition, common stock is adjusted to reflect the shares issued in conjunction with the merger's exchange of stock amounting to $11.6 million. Additional paid-in capital is also adjusted for the excess of the merger consideration exchanged over the stated value of the AmerUs Common Stock amounting to $332.3 million and the fair market value of warrants issued of $5.3 million.

(C) Value of the insurance business acquired reflects the estimated fair value of the business in force and represents the portion of the cost to acquire the company that is allocated to the value of the right to receive future cash flows from the annuity contracts existing as of the assumed date of the acquisition. Amortization is recognized in proportion to expected future gross profits over a 20 year period and is based on the average interest crediting rates which range from 4.1% to 6.0% for 1996 and over the next five years. The estimated amortization for the next five years is as follows (in millions):

                                           Total
                                           -----
                          1996            $38.3
                          1997            $45.7
                          1998            $30.6
                          1999            $29.5
                          2000            $30.4
                          2001            $27.6

(D) Represents the excess of the total purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed.

(E) Represents transaction costs of $11.1 million, primarily investment banking fees paid in connection with the Merger, redemption of certain stock options and warrants of $7.2 million and payment of $4.3 million of stock appreciation rights.

(F)  Represents the unamortized balance of deferred policy acquisition costs.

(G) Represents various liabilities assumed in connection with the AmVestors Acquisition and the net impact on the deferred tax liability as a result of the purchase accounting adjustments as following (in millions):

     Eliminate historical deferred income taxes                     $(68.4)
     Establish new purchase accounting deferred income taxes          37.5
     Establish liability for stock options                            12.4
     Establish liability for employment and severance agreements       3.4
     Establish liability for stock appreciation rights                 1.1
     Establish liability for guarantee assessments                     2.5
                                                                    ------
                                                                    $(11.5)
                                                                    ======

(H) Represents the proceeds of bank borrowings as the source of $164.8 million used to acquire Delta.

(I) Includes the amortization of goodwill on a straight-line basis over 30 years and the effects of depreciation adjustments related to the disposition of redundant assets over five year lives (refer to note K for amounts).

(J) Includes the interest expense on the bank borrowings for the acquisition of Delta based on an estimated rate of 6.5%, which represents the current actual borrowing rate of AmerUs (refer to note K for amounts).

(K) Represents the reversal of historical interest expense resulting from the conversion of the subordinated debt.

(L) The following is a summary of the expense pro forma adjustments related to Delta and AmVestors for the nine months ended September 30, 1997, and the year ended December 31, 1996 (in millions):

                                          Sept. 30,Dec. 31,  Sept. 30,  Dec. 31,
                                           1997      1996       1997      1996
                                         --------  -------     -------  -------
                                                Delta             AmVestors
                                          -----------------   ------------------
Value of business acquired
     amortization (C)                       $5.3     $8.6        $28.0    $29.7
Historical deferred acquisition
     costs amortization (C)                 (7.1)    (9.0)       (17.9)   (21.9)
Goodwill amortization (I)                    1.7      2.3          3.7      4.7
Historical goodwill amortization(I)          -        -            (.3)     (.3)
Depreciation (I)                            (1.4)    (1.6)         -        -
Interest expense for borrowing (J)           8.1     10.8          -        -
Interest expense for subordinated
     debt (K)                                -        -           (4.3)    (2.6)
                                            ----    ----         -----    -----
     Total                                  $6.6    $11.1         $9.2     $9.6
                                            ====   =====         =====    =====

(M) Represents the income tax effect on the pro forma adjustments at an effective tax rate of 35%.

(N) Represents application of the treasury stock method to calculate the weighted-average number of shares outstanding for shares used in the calculation of net income per share. A reconciliation of historical and pro forma shares outstanding for pro forma purposes is as follows:

     AmerUs outstanding common stock           23,155,989
     AmVestors* outstanding common stock       11,578,929
     outstanding stock options                    224,042
     outstanding stock warrants                    87,713
                                               ----------
                                               35,046,673
                                               ==========

     *  after conversion using .6724 exchange ratio.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERUS LIFE HOLDINGS, INC.



                                           By: /s/ Roger K. Brooks
                                               ---------------------------------
                                               Name:  Roger K. Brooks
                                               Title: Chairman, President and
                                                      Chief Executive Officer

Date: March 3, 1998